Exhibit 3.44

SECURITIES PURCHASE AGREEMENT

This SECURITIES  PURCHASE  AGREEMENT (this “Agreement”), dated April 29, 2011, is among OLYMPUS PACIFIC MINERALS INC., a corporation continued under the Canada Business Corporations Act (the “Company”) and CONCEPT CAPITAL MANAGEMENT LTD. (the “Investor”).

BACKGROUND

References herein to an amount designated as “Canadian Dollars” or “CAD$” are to such amount in lawful money or currency of Canada; and references herein to an amount designated as “U.S. Dollars,” “United States Dollars,” “US Dollars” or “US$” are to such amount in lawful money or currency of the United States.

The Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, CAD$15,000,000 (the “Purchase Price”) of Units.

Each unit (a “Unit” and, collectively, the “Units”) shall consist of: (i) an 8% Unsecured Convertible Redeemable Note (each a “Note” and, collectively, the “Notes”) of the Company in the principal amount of One Hundred Thousand Canadian Dollars (CAD$100,000), which Note shall be convertible into shares (each a “Conversion Share” and, collectively, the “Conversion Shares”) of the Company’s common stock, no par value, (“Common Stock”) at CAD$0.50 per Conversion Share (subject to adjustment as set forth in the certificate representing the Note), and which shall be substantially in the form annexed hereto as Exhibit A, and (ii) two (2) separate detachable common stock purchase warrants (each a “Warrant” and, collectively, the “Warrants”), the first of which (each a “Vested Warrant” and, collectively, the “Vested Warrants”)  is  fully  vested  and  immediately  exercisable  for  the  purchase  of  one  hundred thousand (100,000) shares of Common Stock at an exercise price of CAD$0.55 per Warrant Share (as defined below) (subject to adjustment as set forth in the certificate representing such Warrant), and the second of which (each a “Vesting Warrant” and, collectively, the “Vesting Warrants”) is exercisable, subject to vesting as specified in the certificate representing such Warrant, for the purchase of two hundred thousand (200,000) shares of Common Stock at an exercise  price  of  CAD$0.50  per  Warrant  Share  (subject  to  adjustment  as  set  forth  in  the certificate representing such Warrant).   Each share issuable upon exercise of the Warrants is referred to herein as a “Warrant Share” and, collectively, as the “Warrant Shares”.The Warrants will be substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

The Company and the Investor are executing and delivering this Agreement in reliance upon exemptions from the registration and prospectus requirements under the Securities Laws (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein and to the other agreements set forth herein.

1.           DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the respective meanings indicated in this Section 1.

“Affiliate”  means,  with  respect  to  any  specified  Person:  (i)  if  such  Person  is  an individual, the spouse of such Person and, if deceased or disabled, his or her heirs, executors or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.  As used in this definition, “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“ASIC” means the Australian Securities and Investments Commission.

“ASX” means ASX Limited (ACN 008 624 691) and, where the context permits, the
Australian Securities Exchange operated by ASX Limited.

“Benchmark Price” means CAD$0.55; provided, however, that if the Company shall hereafter effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon its outstanding shares of Common Stock, then the Benchmark Price in effect immediately prior to such stock split, consolidation or dividend shall be adjusted so that the Benchmark Price in effect immediately after such stock split, consolidation  or  dividend  shall  equal  the  product  of  (a)  the  Benchmark  Price  in  effect immediately  prior  to  such  stock  split,  consolidation  or  dividend  times  (b)  a  fraction,  the numerator of which is the number of shares of Common Stock that are issued and outstanding immediately prior to such stock split, consolidation or dividend and the denominator of which is number of shares of Common Stock that are issued and outstanding immediately following such stock split, consolidation or dividend.

“Business Day” means any day on which banks located in New York, New York, United States; Toronto, Ontario, Canada; Da Nang, Vietnam; or Perth, Australia; are not required or authorized by law or other governmental action to remain closed.

“CAD” or “CAD$” means Canadian Dollars.

“Commission” means the Ontario Securities Commission.

“Company’s knowledge” means the information and/or other items that the following executives of the Company have actual knowledge of after due inquiry: the Chairman and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President of Commercial Development, the Corporate Secretary, the Chief Geologist, the Vice President of Finance and the Vice President of Investor Relations.

“Exchange” or “TSX” means the Toronto Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Force Majeure Event” means any event or circumstance that (i) is not due to the fault or negligence of the Company, and (ii) is not reasonably foreseeable and avoidable with reasonable efforts by the Company, and shall include, without limitation, the following: acts of vandalism, explosions and sabotage; blockages and embargoes; riots, rebellions, revolutions, insurrections, civil disorders, hostilities (whether or not war is declared), wars, invasions and other acts of enemies or terrorists; military or usurped power or nationalizations or confiscations; political and governmental unrest or upheaval; hurricanes, tornados, earthquakes and other acts of nature or God; and changes in treaties, statutes, laws, rules, regulations, orders or other binding directives issued by any government or governmental body or agency.

“Gold Loan Documents” means those certain 8% Senior Secured Redeemable Gold Delivery Promissory Notes, dated June 18, 2010, issued by the Company, and all transaction documents related thereto.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such specified Person: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; (c) for the deferred and unpaid purchase price of goods, services or other property (other than trade payables or accrued expenses incurred in the ordinary course of business); (d) under capital lease obligations; and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Investor” means Concept Capital Management Ltd.

“Legal Requirement” means any federal, national, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision.

“Lien(s)”  means  any  interest  in  Property  securing  an  obligation  owed  to  a  Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.   The term “Lien” includes, but is not limited to, mechanics’, materialmen’s, warehousemen’s and carriers’ liens and other similar encumbrances.For the purposes hereof, a Person shall be deemed to be the owner of Property that it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property  has  been  retained  by  or  vested  in  some  other  Person  for  security  purposes.For purposes  of  clarification,  “Lien(s)”  shall  not  be  deemed  to  include  (a)  any  restrictions  on Transfer pursuant to the Securities Act, the Securities Laws or any other securities laws or pursuant to any of the Transaction Documents or (b) any lien or security interest that, although reflected in a financing statement or other filing or recording that is dated on or about August 14,

2006, relates to obligations that were due to Macquarie Bank but have been fully paid or otherwise discharged.

“March Investors” means, collectively, the investors in the March Offering and their successors and assigns.

“March Offering” means the offering made by the Company of units comprised of the Company’s convertible promissory notes and warrants exercisable for shares of Common Stock pursuant to a certain Securities Purchase Agreement by and among the Company, the Placement Agent and the investors signatory thereto, which offering was consummated on March 26, 2010.

“March  Transaction  Documents” means those certain 9% Subordinated Unsecured Convertible Redeemable Promissory Notes, dated March 26, 2010, issued by the Company, and all transaction documents related thereto.

“Material  Adverse  Effect”  means  a  material  adverse  effect  on,  and  a  “Material Adverse Change” means a material adverse change in, the ability of the Company to perform its obligations under the Transaction Documents or to pay any obligations under the Notes when due, but, to the extent applicable, shall exclude any circumstance, change, matter or effect to the extent the same (I) is (or the consequences thereof are) temporary in nature or (II) the same results or arises from: (a) any change in general economic conditions in the industries or markets in  which  the  Company  and  the  Subsidiaries  operates  so  long  as  the  Company  and  the Subsidiaries are not disproportionately (in a material manner) affected by such changes; (b) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack, so long as the Company and the Subsidiaries are not disproportionately (in a material manner) affected by such conditions; (c) changes in United States or Canadian generally accepted  accounting  principles  or  the  interpretation  thereof;  or  (d)  the  entry  into  or announcement of this Agreement or any of the other Transaction Documents, actions contemplated   by   this   Agreement   or   any   of  the   other   Transaction   Documents   or   the consummation of the transactions contemplated hereby or thereby.

“Offering” means the offering and sale of the Units pursuant to this Agreement. “OTCBB” means the Over-the-Counter Bulletin Board system.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Placement Agent” means Euro Pacific Capital Inc., a Californian corporation, acting as placement agent and investor representative in connection with the U.S. Offering.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means CAD$15,000,000 being an amount equal to CAD$100,000 per
Unit multiplied by the number of Units being purchased.

“Regulatory Authorities” means collectively the Commission and the TSX.

“Required  Holders”  means,  at  any  time,  holders  of Notes  holding  more  than  fifty percent (50%) of the aggregate principal amount of all Notes outstanding at such time.

“SEC” means the United States Securities and Exchange Commission.

“Securities”  means,  collectively,  the  Units,  the  Notes,  the  Conversion  Shares,  the
Warrants and the Warrant Shares.

“Securities Act” means the Securities Act (Ontario).

“Securities   Laws”  means  the  securities  legislation  and  regulations  of,  and  the instruments,   policies,   rules,   orders,   decisions,   notices   and   interpretation   notes   of   the Commission.

“Subsidiary”   means   any   corporation   or   other   entity   or   organization,   whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.  If and for  so  long  as  the  Company  owns,  directly  or  indirectly,  any  controlling  equity  or  other controlling ownership interest or otherwise controls through contract or otherwise Bong Mieu Gold Mining Company Limited (a Vietnamese company), Phuoc Son Gold Company Limited (a Vietnamese Company), Bau Mining Co Ltd (a Samoan company), Binh Dinh NZ Gold Co Ltd (a Vietnamese company) or North Borneo Gold Sdn Bhd (a Malaysian company), such entity shall be deemed to be a Subsidiary.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the TSX, the New York Stock Exchange, the NYSE  AMEX,  the  NASDAQ  Global  Select  Market,  the  NASDAQ  Global  Market,  the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction  Documents”  means,  collectively,  this  Agreement,  the  Notes  and  the
Warrants.

“Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Trust Account” means the trust account of Boyle & Co. LLP, Canadian counsel to the Company where funds representing the Investor’s Purchase Price shall be held pending the Closing.

“TSX” means the Toronto Stock Exchange.

“United States Notes” means collectively, the 8% Unsecured Convertible Redeemable Notes that are in an aggregate principal amount of a minimum of US$8,000,000 (the “Minimum Amount”) and a maximum amount of US$15,000,000 (the “Maximum Amount”), that is or are substantially similar to this Note (except it is or they are issued in U.S. Dollars, rather than Canadian Dollars) and that, concurrently with the Offering, is or are being or has been or have been issued by the Company to one or more investors in the United States.

“United States Warrants” means, collectively, the warrants that are substantially similar to the Warrants and that are being or have been issued by the Company to one or more investors in the United States in connection with the issuance of the Unites States Notes.

“USD,” “USD$,” or “$” means United States Dollars.

“U.S. Offering” means the issuance and sale, contemporaneously with the Offering, to one or more U.S. investors of a minimum of US$8,000,000 (the “Minimum U.S. Offering”) and a maximum of US$15,000,000 (the “Maximum U.S. Offering”) of units comprised of its 8% unsecured convertible redeemable notes (which will be substantially the same as the Notes except that they will be denominated in United States Dollars rather than Canadian Dollars) and warrants  (which  will  be  substantially  the  same  as  the  Vested  Warrants  and  the  Vesting Warrants). In addition, the Placement Agent will be entitled to receive a cash commission and warrants pursuant to the U.S. Offering.

“U.S. Securities Act” means the Securities Act of 1933, as amended.

2.           SALE AND PURCHASE OF UNITS.

2.1.           Subscription for Units by the Investor.  Subject to the terms and conditions of this Agreement and upon the basis of the representations and warranties herein contained, on the Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, the number of Units specified by it on in Schedule A attached hereto in exchange for the Purchase Price therefor.

2.2.           Closing.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Company shall issue and sell to the Investor pursuant to the registration instructions listed on Schedule A, and the Investor shall purchase from the Company 150 Units as is set forth in Schedule A attached hereto (such event, the “Closing”).  The date of the Closing is hereinafter referred to as the “Closing Date”.  The Closing shall occur on or about April 29,
2011 at the offices of Boyle & Co. LLP at 25 Adelaide Street East, Suite 1900, Toronto, Ontario, M5C 3A1 or remotely via the exchange of documents and signatures.

The Investor acknowledges upon completion of the Closing, the Company is irrevocably entitled to the Purchase Price for the Units issued and sold at the Closing, subject to the rights of the Investor under this Agreement and any applicable laws.

2.3.           Closing Deliveries.   At the Closing, the Company shall deliver to the Investor purchasing Units, against delivery by the Investor of the Purchase Price therefor as provided in the next sentence, certificates representing the Notes and the Warrants being purchased by the Investor, provided that any shareholder approval required for the issue of the Warrants, the Notes, the Warrant Shares and the Conversion Shares by the Company under any applicable law or applicable stock exchange rule has been obtained.  At the Closing, the Investor purchasing Units at the Closing shall deliver or cause to be delivered to the Company:  (i) the Purchase Price by paying Canadian dollars in immediately available funds by wire transfer to the Trust Account or as otherwise agreed to by the Company and the Investor; and (ii) any further documentation required under the Securities Laws or the policies of any Regulatory Authority.

2.4.           The Notes.  The Notes shall have the terms and conditions and be substantially in the form annexed hereto as Exhibit A.

2.5.           The  Warrants. The  Warrants  shall  have  the  terms  and  conditions  and  be substantially in the form annexed hereto as Exhibit B.

2.6.           Use  of  Proceeds. The  Company  hereby  covenants  and  agrees  that  the  net proceeds from the sale of Units shall be used to acquire mining equipment, develop underground access to mineralized zones and upgrade certain plant circuits at the Company’s Phuoc Son and Bong Mieu mines in Vietnam and for feasibility, exploration and acquisition costs at the Bau project in Malaysia, and for general exploration and corporate purposes.

3.           ACKNOWLEDGEMENTS OF THE INVESTOR.

The Investor acknowledges that:

3.1.           Agreements.   The Investor has received, carefully read and acknowledges the terms of the Transaction Documents.

3.2.           Books and Records.  The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at the Company’s principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by the Investor and its attorney and/or advisor(s) and that the Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor(s) may have had been answered to their respective full satisfaction.

3.3.           Independent Advice.  The Investor has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way, directly and/or indirectly, responsible) for compliance with:

(a)           any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and

(b)           applicable resale restrictions.

3.4.           No Governmental Review or Insurance.  Neither the SEC, the Commission, the ASIC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities, and there is no government or other insurance covering any of the Securities.

3.5.           Personal Information.  The Investor acknowledges and consents to the fact that the Company is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents  Act  (Canada)  and  any  other  applicable  similar,  replacement  or  supplemental provincial or federal legislation or laws in effect from time to time) of the Investor for the purpose  of  completing  this  Agreement.The  Investor  acknowledges  and  consents  to  the Company retaining such personal information for as long as permitted or required by law or business practices; the Investor agrees and acknowledges that the Company may use and disclose such personal information: (i) for internal use with respect to managing the relationships between and contractual obligations of the Company and the Investor; (ii) for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canadian Revenue Agency; (iii) disclosure to professional advisers of the Company; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with the Investor’s prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law; in addition, the Investor further acknowledges and consents to the fact that the Company may be required to provide any one or more of the Canadian securities regulators, stock exchanges,  the  Investment  Industry  Regulatory  Organization  of  Canada,  other  regulatory agencies or the Company’s registrar and transfer agent with any personal information provided by the Investor in this Agreement, and may make any other filings of such personal information as the Company’s counsel deems appropriate, and the Investor acknowledges receipt of notification of the disclosure of Personal Information by the Company to the TSX and the Investor hereby consents to and authorizes the foregoing use and disclosure of such Personal Information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing.  The Investor further acknowledges and expressly consents to:

(a)           the disclosure of Personal Information by the Company to the TSX, the ASIC,  the  SEC,  the  Commission,  the  ASX  and  other  applicable  regulatory  authorities,  as required;

(b)           the collection, use and disclosure of Personal Information by the TSX, the ASIC or the ASX for such purposes as may be identified by the TSX, the ASIC or the ASX respectively from time to time; and

(c)           that  it  has  been  notified  by  the  Company  (i)  of  the  delivery  to  the Commission of the full name, residential address and telephone number of the Investor, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution, (ii) that this information is being collected indirectly by the Commission under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-8086 regarding any questions about the Commission’s indirect collection of this information

(for  the  purposes  of  this  Section 3.6,  “Personal  Information”  means  any  information identifiable about the Investor).

3.6.           No  Restriction.   Except  as  otherwise  expressly  provided  in  any  Transaction Document or any Gold Loan Document, the issue of the Units will not restrict or prevent the Company from obtaining any other financing or from issuing additional securities or rights, subject, however, to limitations on the Company’s authorized capital stock.

3.7.           Proceeds of Crime.  The funds representing the aggregate Purchase Price in respect of the Units that will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”), and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information  relating  to  this  Agreement  and  the  Investor’s  subscription  hereunder,  on  a confidential basis, pursuant to the PCMLTF Act; to the best of the Investor’s knowledge, none of the subscription funds to be provided hereunder (i) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor.  The Investor shall promptly notify the Company if the Investor discovers that any such representation ceases to be true and shall provide the Company with appropriate information in connection therewith.

3.8.           Investment Experience. The Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can, without impairing its financial condition, bear the economic risk and complete loss of its entire investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, and the Investor can be assured to have the capacity to protect its own interest in connection with its investment.

3.9.           Company’s Right to Reject Subscriptions.  The Investor acknowledges that the Company, in its sole discretion, reserves the unconditional right to accept or reject, in whole or in part, this subscription, with or without cause, or to determine not to proceed with the Offering.

3.10.           Canadian Acknowledgements. The Investor acknowledges the following:

(a)           no prospectus has been or is intended to be filed by the Company with any securities commission in connection with the offering of Units or the issuance of the Securities;

(b)           no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Securities;

(c)           there is no government or other insurance covering the Securities, and there are risks associated with the purchase of the Securities;

(d)           there  are  restrictions  on  the  Investor’s  ability  to  resell  the  Securities imposed by applicable securities legislation and the Exchange and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before reselling or otherwise transferring any of the Securities; and

(e)           the Company has advised the Investor that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus under applicable securities legislation, and as a consequence of acquiring the Units pursuant to these exemptions:

(i)           certain protections, rights and remedies provided by applicable securities legislation,  including  statutory  rights  of  rescission  or  damages,  will  not  be available to the Investor;

(ii)           the Investor may not receive information that might otherwise be required to be provided to the Investor under the applicable securities legislation if the exemption was not being used; and

(iii)           the Company is relieved from certain obligations that would otherwise apply under the applicable securities legislation if an exemption was not being used;

(f)           the  Securities  shall  be  subject  to  statutory  resale  restrictions  under
Securities Laws;

(g)            the Investor covenants that it will not resell any of the Securities except in compliance with applicable laws, and the Investor acknowledges that it is solely responsible (and the Company is not in any way responsible) for such compliance;

(h)           the Investor’s ability to transfer the Securities is limited by, among other things, applicable Securities Laws;

(i)           the certificates or other instruments representing the Notes will bear, as of the Closing Date (and in the event the Notes are converted prior to the date that is four months and one day after the Closing Date, the Conversion Shares will bear), in addition to any other legends required by applicable law, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES  BEFORE  AUGUST  30,  2011  IN  CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, ANDC ONSEQUENTLY ANY CERTIFICATE

REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(j)           the certificates or other instruments representing the Warrants will bear, as of the Closing Date (and in the event the Warrants are exercised prior to the date that is four months and one day after the Closing Date, the Warrant Shares will bear), legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES  BEFORE  AUGUST  30,  2011  IN  CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES ISSUABLE  UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE  REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(k)           The  Securities  have  not  and  will  not  be  registered  under  the  U.S. Securities Act and may not be offered or sold in the United States or to U.S. Persons unless registered under such act or an exemption from the registration requirements of such act is available.

3.11.           Australian   Acknowledgements.  The   Investor   agrees   not   to   offer   any Conversion Shares or Warrant Shares for sale to any person in Australia (“Offer”), through an on-market sale on the ASX or otherwise, within 12 months from the date of issue of the Conversion Shares to the Investor on conversion of a Note, or the Warrant Shares to the Investor on exercise of a Warrant, unless:

(a)           the Offer does not require disclosure as a result of section 708 or 708A of the Australian Corporations Act 2001 (excluding section 708 (1) of the Australian Corporations Act 2001); or

(b)           the Offer is made pursuant to a disclosure document in accordance with the Australian Corporations Act 2001.

4.           REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Company that as at the date given above and the Closing Date:

4.1.           Capacity.  The Investor: (i) if a natural person, has reached the age of 18 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the other Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, was not formed for the specific purpose of acquiring the Units, is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization, has full power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units and any other Securities issuable upon the conversion or exercise thereof; (iii) the execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Investor; (iv) if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and the other Transaction Documents to  which  it  is  party  in  such  capacity  and  on  behalf  of  the  subscribing  individual,  ward, partnership, trust, estate, corporation, limited liability company or partnership or other entity for whom the Investor is executing this Agreement and the other Transaction Documents; and (v) such individual, partnership, ward, trust, estate, corporation, limited liability company or partnership or other entity has full right and power to perform pursuant to this Agreement and the other Transaction Documents to which it is a party and make an investment in the Company.

4.2.           No  Violation  of  Corporate  Governance  Documents.   If  the  Investor  is  a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is a party and the performance by the Investor of the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

4.3.           Binding  Agreement.   The  Investor  has  duly  executed  and  delivered  this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute valid and binding agreements of the Investor enforceable against the Investor in accordance with their respective terms, except as  such  enforceability  may  be  limited  by  general  principals  of  equity  or  by  applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4.           Purchase Entirely for Own Account.  The Securities are being acquired by the Investor as principal for the Investor’s own account, not as nominee or agent, and not for the benefit of any other Person, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of any Canadian provincial securities laws of the Securities Laws, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act or the Securities Laws, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with Canadian provincial securities laws and, in particular, the Securities Laws, as may be applicable.

4.5.           Not an Underwriter.  The Investor is not an underwriter of the Common Stock, nor is it an Affiliate of an underwriter of the Common Stock.

4.6.           Disclosure of Information.  The Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the Offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this  Agreement.The  Investor  acknowledges  that  it  has  received,  and  fully  and  carefully reviewed and understands, all of the Transaction Documents, including, but not limited to, the Securities and the offering of the Securities.  The Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Reports (as defined below), either  in  hard  copy  or  electronically  through  the  SEC’s  EDGAR  system  or  the  Canadian Securities Administrator’s SEDAR system, as applicable.  The Investor acknowledges that the Transaction Documents do not contain all the information that would be included in a prospectus covering  the  offering  and  sale  of  the  Securities  under  the  Securities  Act.The  Investor understands that its investment in the Securities involves a high degree of risk.  The Investor’s decision to enter into this Agreement has been made based solely on the independent evaluation of the Investor and its representatives.  The Investor has received such accounting, tax and legal advice from Persons (other than the Company and its officers and other representatives) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

4.7.           Minimum Amount Investment.                                                              The Investor is purchasing the Units of the Company as principal for the Purchase Price and the Investor was not created, or is being used, solely to purchase or hold securities in reliance upon section 2.10 “Minimum Amount Investment” of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” under the Canadian Securities Laws.

4.8.           No General Solicitation.  The Investor did not learn of the Offering or any other investment (or opportunity to purchase or otherwise invest) in the Securities as a result of any public advertising or general solicitation and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.9.           Brokers and Finders.  The Investor will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other investor in the U.S. Offering for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.10.           Residency.   The Investor is a resident of, or if not an individual, has its head office located in, the jurisdiction set forth on the Investor’s signature page hereto, which address is the Investor’s residence or principal place of business, and such address was not obtained or used solely for the purpose of acquiring the Units.

4.11.           Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the prospectus and registration requirements under the Securities Laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.  All of the information that the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.   The Investor will indemnify and hold the Company, its affiliates, and  representatives, harmless from and against any and all loss, liability, cost, damage, expense (including attorney’s fees and expenses)  and  claims  arising  out  of,  in  connection  with  or  resulting  from  (i)  the  sale  or distribution of the Securities by the Investor in violation of any applicable law, rule or regulation and/or (ii) any misrepresentation by the Investor or any breach of any warranties, covenants or agreements set forth herein.  Notwithstanding the provisions of this paragraph, the Investor shall not be required to indemnify any Person pursuant to this paragraph in an amount in excess of the amount of the Purchase Price paid by the Investor pursuant to the Offering.

4.12.           Control Person.                             The Investor is not a “control person” of the Company as defined in the Securities Act, will not become a “control person” by virtue of the purchase of any of the Units and does not intend to act in concert with any other Person to form a control group of the Company.

4.13.           No Representation.  Other than in connection with the redemption of the Notes in accordance with the express terms of the Notes, no Person has made to the Investor any written or oral representations: (i) that any Person will resell or repurchase any of the Securities; (ii) that any Person will refund the Purchase Price; (iii) as to the future price or value of any of the Securities; or (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange.

4.14.           International Investors.  If the Investor is resident outside the United States or Canada, the Investor: (a) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application   in   the   jurisdiction   in   which   the   Investor   is   resident   (the   “International Jurisdiction”) which would apply to the acquisition of the Units and the other Securities; (b) is purchasing the Units and the other Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Investor is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; (c) the Investor confirms that the subscription by the

Investor does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Company to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and (d) the Investor confirms that the purchase of the Units by the Investor does not trigger: an obligation by the Company or any other Person to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or continuous disclosure  reporting  obligations  of  the  Company  in  the  International  Jurisdiction;  and  the Investor will, if requested by the Company comply with such other requirements as the Company may reasonably require.

5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor as of the date hereof and (except to the extent any representation or warranty expressly speaks as of an earlier date) as of the Closing Date applicable to the Investor’s purchase of any Units hereunder that, in each case except as set forth or disclosed in the SEC Reports (as hereinafter defined) or the specified Schedule of the Disclosure Schedules attached hereto and made a part hereof.

5.1.           Subsidiaries.  A true and correct structure chart of the Company and its wholly owned and consolidated Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules. Except as disclosed on Schedule 5.1 to the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens (other than Permitted Liens (as hereinafter defined)), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre- emptive  and  similar  rights.The  sole  purpose  of  Bong  Mieu  Holdings  Ltd.  (“BM  Thai HoldCo”),  a  Thai  corporation,  is  to  hold  the  equity  interests  of  Bong  Mieu  Gold  Mining Company Limited, a Vietnamese company, and BM Thai HoldCo conducts no other business, holds no other assets or is not liable for any Indebtedness.

5.2.           Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

5.3.           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby to be consummated by it and otherwise to carry out its obligations thereunder.  The execution and delivery by the Company of each of the Transaction

Documents to which it is a party and the consummation by it of the transactions contemplated thereby to be consummated by it have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company in connection therewith.  Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will  constitute  the  valid  and  binding  obligation  of  the  Company,  enforceable  against  the Company  in  accordance  with  its  terms  except:  (i)  as  limited  by  applicable  bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4.           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby to be consummated by it do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) subject to obtaining an appropriate written consent or waiver from the Placement Agent in its capacity as the “Investor Representative” under the Gold Loan  Documents  and/or  the  March  Transaction  Documents,  as  applicable  (such  consent  or waiver is hereinafter referred to as the “Investor Representative Waiver”), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or  without  notice,  lapse  of  time  or  both)  of,  any  agreement,  credit  facility,  debt  or  other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to obtaining the Investor Representative Waiver, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

5.5.           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of any of the Transaction Documents to which the Company is a party, other than (a) the application(s) to each Trading Market for the listing of the Conversion Shares and the Warrant Shares for trading thereon in the time and manner required thereby and applicable “Blue Sky” filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws that the Company undertakes to file within the applicable time periods.  Subject to the truth, completeness and accuracy of the representations and warranties of the Investor set forth in Sections 3 and 4 hereof and in its questionnaire, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Units, the Notes and the Warrants; (ii) the issuance of the Conversion Shares upon due conversion of the Notes; (iii) the issuance of the

Warrant Shares upon due exercise of the Warrants; and (iv) the other transactions contemplated by the Transaction Documents to which the Company is a party from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents to which the Company is a party.  Without limiting the generality of the foregoing, subject to the truth, completeness and accuracy of the representations and warranties of the Investor set forth in Sections 3 and 4 hereof and Schedule B hereto, the Units are being offered and sold without registration under the Securities Act or applicable Canadian securities regulations in a private placement that is exempt from the registration provisions of the Securities Act and such Canadian securities regulations.

5.6.           Issuance of the Securities.  The Notes are (or will be), subject to any shareholder approval required for the issuance of the Notes and the Conversion Shares by the Company under any applicable law or applicable stock exchange rule, duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly created, free and clear of all Liens (exclusive of any Liens granted or attaching on account of any action or inaction on the part of the relevant Investor).The Warrants are (or will be), subject to any shareholder approval required for the issuance of the Warrants and the Warrant Shares by the Company under any applicable law or applicable stock exchange rule, duly authorized. Subject to the last sentence of this Section 5.6 and to the obtaining of any applicable shareholder approval, upon the due conversion of the Notes in accordance with the terms thereof, the Conversion Shares will be validly issued, fully paid and non-assessable and free and clear of all Liens (exclusive of any Liens granted or attaching on account of any action or inaction on the part of the relevant Investor).  Subject to the last sentence of this Section 5.6 and to the obtaining of any applicable shareholder approval, upon the due exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable and free and clear of all Liens (exclusive of any Liens granted or attaching on account of any action or inaction on the part of the relevant Investor).  Subject to the last sentence of this Section 5.6, the Company has reserved (or will reserve) from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Notes and the Warrants.The Company does not currently have a sufficient number of shares of its duly authorized Common Stock approved for issuance under the ASX listing rules to provide for the aggregate number of shares of Common Stock that are or may become issuable upon the conversion, exercise or exchange of securities (whether currently outstanding or contemplated to be issued in connection with the Offering) that are (or may become) convertible into, or exercisable or exchangeable for, shares of Common Stock.   The Company has reserved 38,267,152 shares of Common Stock, which have been duly authorized and are currently available for issuance under the ASX listing rules, for issuance upon the conversion of the Notes or exercise of the Warrants.

5.7.           Capitalization.  Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof: (a) the authorized capital stock of the Company; (b) the number of shares of its capital stock issued and outstanding; (c) the number of shares of its capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of its capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants and the U.S. Notes and U.S. Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of pre- emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as provided herein, in the other Transaction Documents or the U.S. Offering, no Person (other than the March Investors and the Placement Agent) has any right of first refusal, pre-emptive right, right of participation or any similar right to participate in the transactions contemplated by this Agreement, the Notes or the Warrants.  Except as described on Schedule 5.7 to the Disclosure Schedules or is provided in the U.S. Offering or have been issued as contemplated by this Agreement or any of the other Transaction Documents, there are no outstanding options, warrants, script rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plan.  Except as may be required pursuant to a right of first refusal provided to the March Investors in connection with the March Offering, the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than pursuant to the U.S. Offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.   Except for the March Transaction Documents, the Gold Loan Documents, the Transaction Documents and the U.S. Offering or as described on Schedule
5.7 to the Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 5.7 to the Disclosure Schedules, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8.           SEC  Reports;  Financial  Statements.  The  Company  has  filed  all  reports, registration statements, annual information forms, material change reports and other filings required to be filed by it under the Securities Act, U.S. Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, pursuant to the applicable securities laws in Canada and general corporate law applicable to the Company; and such filings were true and accurate as at the respective dates thereof and the Company has not filed any confidential material change reports, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports, registration statements and other filings) (the foregoing reports, registration statements, annual information forms, material change reports and other filings are collectively referred to herein as the “SEC Filings”, the foregoing reports, registration statements, annual information forms, material change reports and other filings, including the exhibits thereto and agreements and other documents incorporated therein by reference, are collectively referred to herein as the “SEC  Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filing prior to the expiration of any such extension.  As of their respective dates, the SEC Filings complied in all material respects with the applicable requirements of the Securities Act, U.S. Securities Act and the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder, as well as securities laws in Canada that were applicable thereto, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.   The financial statements of the Company  included  in  the  SEC  Reports  comply  in  all  material  respects  with  applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.   Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (“Canadian GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by Canadian GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.9.           Material  Changes.   Except  as  disclosed  in  Schedule  5.9  to  the  Disclosure Schedules, since the date of the latest audited financial statements included in the SEC Reports, the Company and the Subsidiaries have not done any of the following (other than with respect to the matters referred to in clause (a) or (j) below) that, if it had occurred (and, if applicable, continued) prior to the date of the most recent SEC Report, would have been required to be disclosed in such SEC Report and that has had or is reasonably anticipated to have a Material Adverse Effect):

(a)           suffered any Material Adverse Change;

(b)           suffered  any  damage,  destruction  or  loss,  whether  or  not  covered  by insurance, in an amount in excess of CAD$200,000;

(c)           granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of the Subsidiaries to any officer or employee, except for normal raises for non-executive personnel made in the ordinary course of business that are usual and normal in amount;

(d)           declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of the Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of the Subsidiaries of such shares;

(e)           issued  any  shares  of  capital  stock  of  the  Company  or  any  of  the Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of the Subsidiaries, other than pursuant to or as contemplated by any of the Transaction Documents or the U.S. Offering;

(f)           adopted  or  proposed  the  adoption  of  any  change  in  the  Company’s
Certificate of Incorporation or Bylaws or similar constituent instruments;

(g)           made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(h)           sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(i)           sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

(j)           been  involved  in  any  dispute  involving  any  employee  that  would reasonably be expected to result in a Material Adverse Change;

(k)           entered   into,   terminated   or   modified   any   employment,   severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

(l)           entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure), other than pursuant to or as contemplated by any of the Transaction Documents or the U.S. Offering;

(m)           amended or modified, or waived any default under, any Material Contract
(as defined below);

(n)           to the Company’s knowledge, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements  in  accordance  with  Canadian  GAAP  or  the  International  Financial  Reporting Standards (“IFRS”), as applicable, and whether due or to become due), except for (i) liabilities incurred under or pursuant to any of the Transaction Documents or the U.S. Offering and (ii) accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

(o)           permitted  or  allowed  any  of  their  material  property  or  assets  to  be subjected to any material Lien (other than Liens created pursuant to or as contemplated by any of the Transaction Documents and Permitted Liens);

(p)           settled any claim, litigation or action, whether now pending or hereafter made or brought;

(q)           made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of CAD$200,000 or in the aggregate, in excess of CAD$500,000;

(r)           paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

(s)           made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of the Subsidiaries;

(t)           compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(u)           merged  or  consolidated  with  any  other  Person  or  acquired  a  material amount of assets of any other Person;

(v)           entered into any agreement in contemplation of the transactions specified herein other than this Agreement, the other Transaction Documents and the U.S. Offering; or

(w)           (other than pursuant to or as contemplated by any of the Transaction Documents or the U.S. Offering) agreed to take any action described in this Section 5.9 or that would reasonably be expected to otherwise constitute a breach of any of the representations or warranties of the Company contained in this Agreement.

5.10.           Litigation.  Except as disclosed in Schedule 5.10 to the Disclosure Schedules, to the Company’s knowledge, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency  or  regulatory  authority  (federal,  state,  county,  local  or  foreign)  (collectively,  an “Action”) that: (i) adversely affects or challenges the legality, validity or enforceability of any of the  Transaction  Documents  or  the  Securities;  or  (ii)  would,  if  there  were  an  unfavourable decision with respect thereto, has or is reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.To the Company’s knowledge, there has not been, and there is not pending or contemplated, any investigation by the Commission or SEC involving the Company or any current or former director or officer of the Company.  Neither the Commission nor the SEC has issued any stop order or other order suspending  the  effectiveness  of  any  registration  statement  filed  by  the  Company  or  any Subsidiary under the Securities Act, U.S. Securities Act or Exchange Act.

5.11.           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary, since January 1, 2009 received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) to the Company’s knowledge, is in violation of  any  order  of  any  court,  arbitrator  or  Governmental  Body;  or  (iii)  to  the  Company’s knowledge, is or has been since January 1, 2009 in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

5.12.           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.13.           Title to Assets.  The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (a) Liens that do not materially affect the value of such property and do not materially  interfere  with  the  use  made  and  proposed  to  be  made  of  such  property  by  the Company and the Subsidiaries, (b) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, (c) Liens created pursuant to or as contemplated by any of the Transaction Documents and (d) Liens created by law (the Liens referred to in the foregoing clauses (a), (b), (c) and (d) are herein referred to collectively as “Permitted Liens”).  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except where the failure to hold any such lease or to be in compliance therewith would not have or reasonably be expected to result in a Material Adverse Effect.

5.14.             Contracts.

(a)           Except for the Transaction Documents or the U.S. Offering or as disclosed in Schedule 5.14(a) to the Disclosure Schedules, neither the Company nor any of the Subsidiaries is party or subject to, or bound by, any of the following, except to the extent that (a) the same have been entered into in the ordinary course of business as a gold mining production and exploration company or as a direct or indirect parent of a gold mining production and exploration company, including, without limitation, as required for construction of the Phuoc Son Gold Company Limited processing plant, or (b) the same would not be required to be disclosed in the SEC Reports:

(i)           any agreements, contracts or commitments that call for prospective fixed  and/or  contingent  payments  or  expenditures  by  or  to  the  Company  or  any  of  the Subsidiaries of more than CAD$200,000 or that are otherwise material and not entered into in the ordinary course of business;

(ii)           any contract, lease or agreement that involves payments in excess of CAD$200,000 and that is not cancellable by the Company or any of the Subsidiaries, as applicable, without penalty on not less than 60 days notice except for: Blasting Service Contract for Bong Mieu 18 August 2009 to 31 December 2014 for US$64,303 pa. Balance to go US$241,136; Appendix 13 to Gaet explosives supply contract 17/2007PS dated May 14, 2010 for Phuoc Son balance to pay of US$270,000 and Lease and operating costs commitments for Toronto office expires 31 December 2012 with net commitment remaining of CAD$187,700;

(iii)           any  contract,  including  any  distribution  agreement,  containing covenants directly or explicitly limiting the freedom of the Company or any of the Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)           any indenture, mortgage, note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)           any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of the Subsidiaries or Persons related to or affiliated with such Persons;

(vi)           any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of the Subsidiaries, including, without  limitation,  any  agreement  with  any  stockholder  of  the  Company  or  any  of  the Subsidiaries  that  includes,  without  limitation,  antidilution  rights,  voting  arrangements  or operating covenants;

(vii)           any  pension,  profit  sharing,  retirement,  stock  option  or  stock  ownership plans;

(viii)          any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of the Subsidiaries or based on the revenues or profits derived from any material contract;

(ix)             any acquisition, merger, asset purchase or other similar agreement;

(x)   any sales agreement that entitles any customer to a right of set-off or right to a refund after acceptance by such customer of the products or services provided to it pursuant to such sales agreement;

(xi)           any  agreement  with  any  supplier  or  licensor  containing  any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of the Subsidiaries, as applicable, to meet its obligations under such agreement; or

(xii)           any   agreement   under   which   the   Company   or   any   of   the
Subsidiaries has granted any Person registration rights for securities.

(b)           The contracts disclosed in Schedule 5.14(a) to the Disclosure Schedules and the material contracts disclosed by the Company in the SEC Reports are herein referred to collectively as the “Material Contracts”.   The Company has made available to the Investor Representative  copies  of  the  Material  Contracts.Neither  the  Company  nor  any  of  the Subsidiaries has entered into any oral contract that, if written, would qualify as a Material Contract.  To the Company’s knowledge, each of the Material Contracts represents a valid and binding obligation of, and is in full force and effect against, each party thereto (other than the Company and the Subsidiaries) and is enforceable against each party thereto (other than the Company and the Subsidiaries) in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity) and will continue to be so immediately following the Closing Date.

(c)           Actions with Respect to Material Contracts.

(i)           Neither the Company nor any of the Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults that would not have a Material Adverse Effect,

(ii)           To  the  Company’s  knowledge,  no  event  has  occurred  and  is continuing, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.

5.15.             Taxes.

(a)           The Company and the Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid and that would have a Material Adverse Effect.  The reserves for taxes, if any, reflected in the SEC Reports were, as of the dates stated, adequate, and there are no Liens for taxes on any property or assets of the Company and any of the Subsidiaries (other than Liens for taxes not yet due and payable or that would not have a Material Adverse Effect).  There have been no audits or examinations of any tax returns of the Company or any of the Subsidiaries by any Governmental Body, and the

Company or the Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of the Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the Company’s knowledge, no state of facts exists or has existed that would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)           Neither the Company nor any of the Subsidiaries is a party to any tax- sharing agreement or similar arrangement with any other Person.

5.16.             Employees and Labor Relations.

(a)           Each individual who performs services for the Company or any of the Subsidiaries has been, and is, properly classified by the Company or the relevant Subsidiary as an employee or an independent contractor, except where the failure to so classify an individual has not had and is not reasonably anticipated to have a Material Adverse Effect.

(b)           To the Company’s knowledge, no employee or advisor of the Company or any of the Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of the Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of the Subsidiaries or to the use of trade secrets or proprietary information of others, exclusive of any such violation as has not had and is not reasonably anticipated to have a Material Adverse Effect.   To the Company’s knowledge, there is neither pending nor threatened any actions, suits, proceedings or claims or any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence, exclusive of any of the foregoing that has not had and is not reasonably anticipated to have a Material Adverse Effect.

(c)           No  material  labor  dispute  exists  or,  to  the  Company’s  knowledge,  is imminent with respect to any of the employees of the Company that would reasonably be expected to result in a Material Adverse Effect.

5.17.           Patents and Trademarks.  To the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and that the failure to so have would have or reasonably be expected to result in a Material  Adverse  Effect  (collectively,  the  “Intellectual  Property  Rights”).Neither  the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, exclusive of any such violation or infringement as has not had and is not reasonably anticipated to have a Material Adverse Effect.  To the Company’s knowledge, all such Intellectual Property

Rights are enforceable.  The Company and the Subsidiaries have taken reasonable steps to protect the Company’s and the Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information that is necessary for the conduct of Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure of any employee, consultant and contractor to execute such an agreement has not had and is not reasonably anticipated to have a Material Adverse Effect.  Except under confidentiality obligations, to the Company’s knowledge there has been no material disclosure of any of the Company’s or the Subsidiaries’ Confidential Information to any third party, exclusive of any such disclosure as has not had and is not reasonably anticipated to have a Material Adverse Effect.

5.18.           Environmental Matters.   To the Company’s knowledge, neither the Company nor any Subsidiary of the Company is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

5.19.           Insurance.   The  Company  and  the  Subsidiaries  are  insured  by  insurers  of recognized financial responsibility against such losses and risks and in such amounts as are prudent  and  customary  in  the  businesses  in  which  the  Company  and  the  Subsidiaries  are engaged.  To the Company’s knowledge, the Company and the Subsidiary will be able to renew their existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.20.           Private  Placement.  Assuming  the  truth,  accuracy  and  completeness  of  the Investor’s representations and warranties set forth in Sections 3 and 4, no registration or prospectus under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby.

5.21.           No Integrated Offering.   Except for the U.S. Offering being offered by the Company contemporaneously herewith, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company is listed or designated.

5.22.           Brokers  and  Finders.    Other  than  as  provided  in  any  of  the  Transaction Documents or the U.S. Offering, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.23.           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Securities.

5.24.           Disclosures.    Neither  the  Company  nor  any  Person  acting  on  its  behalf  has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.

5.25.           Solvency.

(a)           The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(b)           The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date: (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person; (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature; and (iv) such Person does not have unreasonably small capital. “Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

5.26.           Related Party Transactions.  (a) Neither the Company nor, to the Company’s knowledge, any of its Affiliates, officers, directors, stockholders or employees (or any Affiliate of any of such Person) has any material financial interest in any of the Company’s property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder or, to the Company’s knowledge, in any supplier, distributor or customer of the Company, (b) there are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates or, to the Company’s knowledge, any Affiliate thereof that are required to be disclosed in the SEC Reports, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of the Subsidiaries has any direct or indirect ownership interest in any firm or corporation that is an Affiliate of the Company or with which the Company has a material business relationship or any firm or corporation that materially competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company has any direct or indirect financial interest in any Material Contract; or (e) there are no material amounts (whether salary, bonuses or other forms of compensation and whether in cash or stock) owed by the Company to any of its officers, directors and consultants that are required to be disclosed in the SEC Reports.

5.27.           Questionable Payments.    Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has  on  behalf  of  the  Company  or  any  Subsidiary  or  in  connection  with  their  respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful  expenses  relating  to  political  activity;  (b)  made  any  direct  or  indirect  unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28.           PFIC.    None of the Company and the Subsidiaries is or intends to become a “passive  foreign  investment  company”  within the  meaning  of  Section  1297  of  the  Internal Revenue Code of 1986, as amended.

5.29.           OFAC.   None  of  the  Company  and  the  Subsidiaries  nor,  to  the  Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria,  Sudan,  Myanmar  or  any  other  country  sanctioned  by  OFAC  or  for  the  purpose  of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.30.           Money Laundering Laws.  To the Company’s knowledge, the operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”), and, to the Company’s knowledge, no action, suit or proceeding by or before any court or Governmental Body or any arbitrator  involving  the  Company  or  any  of  the  Subsidiaries  with  respect  to  the  Money Laundering Laws is pending or threatened.

6.           CONDITIONS TO CLOSING OF THE INVESTOR.

The obligation of the Investor to purchase the Units at any Closing is subject to the fulfillment, to the satisfaction of the Investor, acting reasonably, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

6.1.           Representations and Warranties.  The representations and warranties made by the Company in Section 5 hereof that are qualified as to materiality shall be true and correct when made and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 5 hereof that are not qualified as to materiality shall be true and correct in all material respects when made and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.2.           Performance of Agreements.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.

6.3.           Approvals.  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Units and the consummation of the other transactions contemplated by the Transaction Documents to be consummated by the Company (including, without limitation, the Investor Representative Waiver, but exclusive of such shareholder approvals as may be required under the ASX listing rules), all of which consents, permits, approvals, registrations and waivers shall be in full force and effect.

6.4.           Judgments, etc.  No judgment, writ, order, injunction, award or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.5.           Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC, the TSX, the ASIC or the ASX or any other governmental or regulatory body having jurisdiction over the Company or the Trading Market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.6.           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

6.7.           Officer Certificate.  The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer or such other senior officer as may be acceptable to the Investor, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.

6.8.           Secretary Certificate.  The Company shall have delivered a certificate, executed on its behalf by its Secretary or such other officer as may be acceptable to the Investor, dated as of the applicable Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving its execution, delivery and performance of Transaction Documents to which it is a party, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

6.9.             Note, Warrants and Other Transaction Documents.  The Company shall have delivered the instruments or certificates representing the Notes and Warrants being sold at the applicable Closing, and the Company shall have executed and delivered the Transaction Documents.

6.10.             TSX  Approval.   If  required  by  applicable  regulation,  the  TSX  shall  have approved the Conversion Shares and Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.

7.           CONDITIONS TO CLOSING OF THE COMPANY.

The  obligations  of  the  Company  to  effect  the  transactions  contemplated  by  this Agreement to be effected with the Investor are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

7.1.             Representations and Warranties. The representations and warranties made by the Investor in Sections 3 and  4 above in the Investor’s questionnaire shall be true and correct in all material respects when made and at the Closing Date as if made again on and as of the Closing Date.

7.2.             Corporate  Proceedings.  All  corporate  and  other  proceedings  required  to  be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

7.3.             Agreements.   The Investor shall have completed and executed this Agreement, Schedule A and Schedule B and delivered the same to the Company.

7.4.             Purchase Price.  The Investor shall have delivered or caused to be delivered to the Trust Account, or as otherwise agreed to by the Company and the Investor, the Purchase Price for the Units being purchased by the Investor.

7.5.             TSX  Approval.    If  required  by  applicable  regulation,  the  TSX  shall  have conditionally approved the Conversion Shares and Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.

8.           OTHER AGREEMENTS

8.1.             Integration.  Subject to the contemporaneous U.S. Offering by the Company of the United States Notes and United States Warrants, the Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise trade in respect of any security that would be integrated with the offer or sale of the Securities in a manner that would trigger the prospectus or registration requirements under the Securities Act or the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investor.

8.2.             Listing of Securities.  The Company agrees that: (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Conversion Shares and Warrant Shares and will take such other action as is necessary or desirable to cause the Conversion Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible; and (ii) it will take all action reasonably necessary to continue the listing and trading of shares of Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

8.3.             Controls and Procedures.   Following the Closing, the Company agrees that it will utilize commercially reasonable efforts to establish and maintain, to the extent required by law, rule or regulation, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP or IFRS, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.4.             Make Good.

(a)           The Company projects that it will produce at least 80,000 ounces of gold (the “Production Target”) in its fiscal years ending December 31, 2011 and 2012 combined. The Company acknowledges that the Investor is making its investment decision and valuation of the Company based in part based upon these projections.

(b)             The Company will notify the Investor in writing, including a certification signed by the Company’s Chief Executive Officer and Chief Financial Officer, within ninety (90) days following the end of its fiscal year ending December 31, 2012, as to whether it has achieved the Production Target.  If the Company fails to achieve the Production Target, then the annual interest rate of the Notes that remain outstanding shall automatically increase by three (3) additional percentage points, with such increase being applied retroactively beginning on January
1, 2013.

(c)           To the extent that the Note is converted or redeemed prior to the date that the Company delivers the notice to the Investor described in subsection (b) above, the holder of such Note will not be entitled to receive any benefit from the increased annual interest rate.  If the Investor transfers the Note held, then the right of the Investor to receive such increased interest rate thereunder (inclusive of unpaid interest accrued from and after January 1, 2013 and prior to the date of transfer) shall transfer along with the Note to the transferee of the Note.

(d)           The increase in the annual interest rate of the outstanding Notes pursuant to this Section 8.4 shall not apply if (a) the Company fails to achieve the Production Target due to (i) a taking by eminent domain, requisitions, laws or orders of the Governmental Bodies in which the Company’s mining operations are conducted, (ii) the Company’s failure to obtain, timely or at all, the requisite business licenses necessary to conduct the Company’s mining operations from such Governmental Bodies (provided that the Company has used commercially reasonable efforts to timely obtain such business licenses) or (iii) any Force Majeure Event or the consequences thereof; or (b) the volume weighted average price of shares of the Common Stock on the TSX for a period of thirty (30) consecutive trading days following the filing of the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, which shall be filed on or before March 31, 2013, exceeds the Benchmark Price.  If the increase in the annual interest rate of the outstanding Notes pursuant to this Section 8.7 shall not apply on account of the occurrence of any Force Majeure Event or the consequences thereof, then the Company shall use its commercially reasonable efforts to remedy, mitigate or alleviate such Force Majeure Event or consequences, as applicable.  Additionally, in the event of the occurrence of a Force Majeure  Event  that  is  reasonably  anticipated  to  cause  the  Company  to fail  to  achieve  the Production Target, the Company would promptly, and in no event more than ten (10) days after it has been determined that such Force Majeure Event is likely to cause the Company to fail to achieve the Production Target, notify the Investor of the occurrence of such Force Majeure Event.

8.5.            Alternative Investment Pricing Letter.  Upon the written (including electronic mail) request of Fidelity Operations Service Group (“Fidelity”), the Company is obligated to promptly provide to Fidelity an Alternative Investment Pricing Letter, in such form as Fidelity may  reasonably  request,  for  the  purpose  of  valuing  the  Notes.The  Company’s  failure  to promptly provide such Alternative Investment Pricing Letter to Fidelity, upon request and in such form, will result in the Notes being valued at CAD$0.00.

8.6.           Further Assurances.  The Company will, and will cause all of the Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7 and will not take any action that could frustrate or delay the satisfaction of such conditions.   In addition, either prior to or following the Closing, the Company will, and will cause each of the Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.7.           Authorized Shares.  The Company will use its commercially reasonable best efforts to have, within three (3) months following the date of this Agreement, a sufficient number of shares of duly authorized Common Stock approved for issuance under the ASX rules to provide for the conversion of all of the Notes and the exercise of all of the Warrants.

9.           MISCELLANEOUS.

9.1.           Compensation of Placement Agent, Brokers, etc.  The Investor acknowledges that it is fully aware that the Placement Agent will receive from the Company, in consideration of its services, in respect of the offer and sale of the Units contemplated hereby and subject to any shareholder approval required for the issuance of any warrants, and any shares of Common Stock into which they can be converted, by the Company under any applicable law or applicable stock exchange rule:

(a)           a commission of three (3) percent of the aggregate Purchase Price of the
Units sold at each Closing, payable in cash; and

(b)           a warrant to purchase a number of shares of Common Stock derived by dividing an amount equal to 8% of the initial principal amount of the Notes sold at each Closing by CAD$0.50, which warrant shall otherwise have terms and provisions that are identical to the Vested Warrants.

In addition, the Investor acknowledges that it is aware that the Placement Agent will receive from the Company payment of all of its accountable fees and expenses, including, but not limited to, all legal fees and expenses incurred in connection with the Offering and the U.S. Offering, up to USD$100,000 in the aggregate.

9.2.             Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier or sent by facsimile (with receipt confirmed  by  the  sender’s  transmitting  device)  in  accordance  with  the  contact  information provided below or such other contact information as the parties may have duly provided by notice.

(a)                           The Company:

Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Fax Number: 416-572-4202

With a copy to: Boyle & Co. LLP
25 Adelaide Street East, Suite 1900 Toronto, Ontario MSC 3A1 Canada Attn: James P. Boyle Fax Number: (416) 867-8833
(b)	The Investor:
To the Investor at its address as specified in Schedule A attached hereto.

    9.3.    Amendments; Waivers.   No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall, except as expressly provided therein, be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.4.             Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.5.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Units, provided such transferee agrees in writing to be bound, with respect to the transferred Units, by the provisions hereof that apply to the “Investor”.

9.6.             No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.7.             Governing Law, Consent to Jurisdiction, Appointment of Agent for Service of Process, etc.

(a)            This Agreement shall be construed in accordance with and governed by the internal substantive laws of the State of New York applicable to contracts executed and to be wholly performed in such State without giving affect to the conflict of laws provisions thereof that would call for the application of the laws of any other jurisdiction, except as otherwise required by mandatory provisions of law.

(b)           Each of the parties hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Transaction Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to any Transaction Document to which it is a party against any other party or its properties in the courts of any jurisdiction.

(c)           Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section 9.7.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)           Each party hereto irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 9.2 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.

(e)           EACH  PARTY  HERETO  WAIVES,  TO  THE  FULLEST  EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH SUCH PARTY IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND  (B)  ACKNOWLEDGES  THAT  IT  AND  THE  OTHER  PARTIES  HERETO  HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.8.             Survival.  The representations, warranties, agreements and covenants contained herein shall survive each Closing contemplated by this Agreement.

9.9.             Indemnification.

(a)           The          Company                 agrees             to       indemnify                  and         hold          harmless                (without duplication) the Investor, the Investor’s Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened, and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, the Notes or the Warrants and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Promptly  after  receipt  by  any  Person  (the  “Indemnified  Person”)  of notice of any demand, claim or circumstances that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.9(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure so to notify the Company.In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company  and  the  Indemnified  Person  shall  have  mutually  agreed  to  the  retention  of  such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.   Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(c)           The recitation of any rights or remedies under the foregoing provisions of this Section 9.9 shall not be deemed to limit any other rights or remedies that may otherwise be available, at law or in equity, to any Indemnified Person.

9.10.             Restricted Securities.

(a)           The certificates representing the Securities will also contain legends in substantially the forms referred to in Sections 3.10(i) and 3.10(j), to the extent applicable. Nothing in this Section 9.10 shall limit in any way any Investor’s obligations and agreement to comply with all applicable securities laws upon resale or other transfer of any of the Securities, including the Australia Corporations Act 2001.

(b)           Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to transfer (or to cause or permit its transfer agent to transfer) any Securities in violation of any applicable laws, including the Australian Corporations Act 2001, or to  remove  any  legend  from  any  instrument  or  certificate  evidencing  or  representing  any Securities that is required under any applicable law to be placed on such instrument or certificate.

9.11.             Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.12.             Severability.   If  any  provision  of  this  Agreement  is  held  to  be  invalid  or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.13.             Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereto will be entitled to specific performance under the Transaction Documents to which it is a party. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.14.             Payment  Set  Aside.    To  the  extent  that  the  Company  makes  a  payment  or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises  its  rights  thereunder,  and  such  payment  or  payments  or  the  proceeds  of  such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause  of  action),  then,  to  the  extent  of  any  such  restoration,  the  obligation  or  part  thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.15.             Entire  Agreement.   This  Agreement  is  intended  by  the  Parties  as  a  final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein, to constitute the entire agreement of the Parties with respect to the subject matter hereof and to supersede, and to merge herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements among the Parties, whether oral or written, with respect such subject matter.No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those expressly set forth in this Agreement.

9.16.             Irrevocable  Offer.   The  Investor  agrees  that  this  Agreement  constitutes  an irrevocable offer by the Investor to purchase the Securities from the Company and that the Investor cannot cancel, terminate or revoke this Agreement or any agreement of the Investor made hereunder.  This Agreement shall survive the death or legal disability of the Investor and shall be binding upon the Investor’s heirs, executors, administrators, successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed by its authorized signatory, as of the date first indicated above.

COMPANY: OLYMPUS PACIFIC MINERALS INC. By: “John Seton” Name: John Seton Title: Chief Financial Officer INVESTOR: CONCEPT CAPITAL MANAGEMENT INC By: “Bernd Högel” Name: Bernd Högel Title: Director

Schedule A

Subscription and Investor Information

Concept Capital Management Ltd.
(Na 1e of Investor – please print)

By: *"Bernd Högel"*
Authorized Signature

Director
(Official Capacity or Title – if the Investor is not an individual)

Bernd Högel
(Name of individual whose signature appears above if different than the name of the Investor printed above.)

(Investor's Address, including Municipality and Province)

(Telephone Number) (Email Address)

Number of Units 150 **x CAD$100,000**

=

Aggregate Purchase Price (CAD$): $15,000,000
(the "**Purchase Price**")

If the Investor is signing as agent for a principal and is not deemed to be acting as principal pursuant to National Instrument 45-106, complete the following and, if applicable, ensure that this Schedule A is completed on behalf of such principal:

(Name of Principal)

(Principal's Address)

(Telephone Number) (Email Address)

Register the securities as set forth below:

Concept Capital Management Ltd.
(Name)

(Account Reference, if applicable)

(Address, including Postal Code)

Delivery Instructions: ☐ Same as registered address

(Name)

(Account Reference, if applicable)

(Address, including Postal Code)

(Contact Name) (Telephone Number)

Schedule B

Representations, Warranties and Covenants for Non-Canadian and Non-U.S. Investors

The Investor, on its own behalf, and (if applicable) on behalf of others for whom it is contracting hereunder, further represents, warrants and covenants to and with the Company (and acknowledges that the Company is relying thereon) that:

(a)
The Investor is, and (if applicable) any beneficial purchaser for whom it is acting is a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States;

(b)           The Investor is, and (if applicable) any beneficial purchaser for whom it is acting is:

(i)
a purchaser that is recognized by the securities regulatory authority in the jurisdiction in which the Investor is, and (if applicable) any such beneficial purchaser for whom it is acting is resident or otherwise subject to the securities laws of such jurisdiction, as an exempt purchaser and is purchasing the Units as principal for its, or (if applicable) each such beneficial purchaser’s, own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution; or

(ii)
a purchaser which is purchasing the Units pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available  to  the  Company,  the  Investor  and  any  such  beneficial  purchaser  under applicable securities laws of its jurisdiction of residence or to which the Investor and any such  beneficial  purchaser  are  otherwise  subject  to,  and  the  Investor  and  any  such beneficial  purchaser  shall  deliver  to  the  Company  such  further  particulars  of  the exemption and the Investor’s qualification thereunder as the Company may reasonably request;

(c)
the purchase of the Units by the Investor, and (if applicable) each such beneficial purchaser, does not contravene any of the applicable securities laws in such jurisdiction and does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; or (ii) any registration or other obligation on the part of the Company; and

(d)
the Investor, and (if applicable) any beneficial purchaser for whom it is acting will not sell or otherwise  dispose  of  any  of  the  Securities,  except  in  accordance  with  applicable  Canadian securities laws, and if the Investor, or (if applicable) such beneficial purchaser sell or otherwise dispose of any of the Securities to a person other than a resident of Canada, the Investor, and (if applicable) such beneficial purchaser, will obtain from such purchaser representations, warranties and covenants in the same form as provided in this Schedule B and shall comply with such other requirements as the Company may reasonably require.

Dated: April 29, 2011	Signed:_________“Bernd Högel”
____________________________ Witness (If Investor is an Individual)	Concept Capital Management Ltd. Print the name of Investor
____________________________ Print Name of Witness	Bernd Högel, Director If Investor is not an Individual, print name and title of Authorized Signing Officer

Exhibit A

Form of Note

[attached hereto]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE  SECURITIES  ISSUABLE  UPON  CONVERSION  OF  THE  SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

OLYMPUS PACIFIC MINERALS INC.

8% UNSECURED CONVERTIBLE REDEEMABLE NOTE

CAD$15,000,000                                                                                                April 29, 2011

FOR VALUE RECEIVED, OLYMPUS PACIFIC MINERALS INC., a corporation continued under the Canada Business Corporations Act (the “Company”), promises to pay to Concept Capital Management Ltd. (the “Holder”), the principal sum of FIVE MILLION DOLLARS in lawful money of Canada (CAD$15,000,000) (the “Principal”), with interest payable on the outstanding amount thereof at the rate of eight percent (8%) per annum.   The outstanding Principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on April 29, 2015 (the “Maturity Date”).  References herein to an amount designated as “Canadian Dollars” or “CAD$” are to such amount in lawful money or currency of Canada;  and  references  herein  to  an  amount  designated  as  “U.S.  Dollars,”  “United  States Dollars,” “US Dollars” or “US$” are to such amount in lawful money or currency of the United States.

Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated of even date herewith (the “SPA”), pursuant to which the Holder is acquiring this Note.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.           Series.  This Note is one of a series of 8% Unsecured Convertible Redeemable Notes of the Company in the aggregate principal amount of Fifteen Million Canadian Dollars (CAD$15,000,000) (collectively, the “Notes”) as described in the Memorandum.

2.           Principal Repayment.  The outstanding Principal amount of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below.

3.           Interest.  Interest (the “Interest”) shall accrue on the unpaid Principal amount of this Note from the date hereof in full at the rate of eight percent (8%) per annum, payable semi- annually in arrears on the thirtieth (30th) day of each November and the thirty-first (31st) day of each May, commencing on November 30, 2011, or (in each case) on the next following Business Day is such thirtieth (30th) day or thirty-first (31st) day (as applicable) is not a Business Day (each, an “Interest Payment Date”).  For purposes of clarity, the initial interest payment shall consist of accrued interest from the date of issuance of the Note through November 30, 2011. This Note will cease accruing Interest on the earliest of: (i) the Maturity Date; (ii) if this Note is converted in accordance with Section 5, the Conversion Date; and (iii) if this Note is redeemed in accordance with Section 9, the date specified in the notice of redemption.  All computations of the interest rate hereunder shall be made on the basis of the actual number of days elapsed in each semi-annual period between Interest Payment Dates.In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.   Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.   The Company shall, at its sole expense, report interest income on this Note, if any, to the Holder on a Canadian NR4 or other appropriate form in accordance with Canadian or other applicable law.The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited, to wire transfer fees, bank check fees and escrow agent fees.

4.           Ranking.                   The Company’s obligations under this Note are general unsecured obligations,  ranking  equally  with  all  of  the  Company’s  existing  and  future  unsecured indebtedness of the Company and ranking senior to other indebtedness that is by its terms expressly subordinated to the Notes.

5.           Conversion.

(a)           Generally.  The Holder shall have the right, exercisable at any time prior to the earlier of the Maturity Date or the date of redemption, to convert all, or any portion, of the principal amount of this Note then outstanding (plus any accrued but unpaid interest on the principal amount being converted) into shares of the Company’s common stock with no par value (the “Common Stock) at a conversion price (the “Conversion Price”) equal to (i) CAD$0.50 per share, subject to adjustment from time to time as hereinafter provided, or (ii) solely with respect to the accrued but unpaid interest on such principal amount being converted, the greater of the Conversion Price and such other price as may be required by applicable law or stock exchange rule without requiring shareholder approval, which greater price, if determined in United States Dollars, shall be converted into Canadian Dollars at the Deemed Currency Conversion Rate (as hereinafter defined) (the Common Stock underlying this Note being referred to herein as the “Shares”).  Notwithstanding the foregoing or any other provision of this Note, this Note may not be converted into Shares by the Holder unless the Company shall have first obtained shareholder approval for the conversion of this Note and the issuance of the Shares if such approval is required by any applicable laws or stock exchange rules.

(b)           Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner: upon any conversion of this Note (or any portion hereof): (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A specifying,  inter  alia,  the  principal  amount  of  this  Note  that  is  to  be  converted  and  shall surrender and deliver this Note (duly endorsed and together with the Sister Vesting Warrant (as hereinafter defined)) to the Company’s office or such other address that the Company shall

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designate (the date on which the Holder so delivers such Notice of Conversion and so surrenders and delivers this Note and Vesting Warrant or the next following Business Day if such date is not a Business Day is hereinafter referred to as the “Conversion Date”); (ii) in exchange for this Note as so surrendered, the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue to the Holder a number of Shares equal to the aggregate of (A)  (I) the outstanding principal amount of this Note then being converted  divided by (II) the then applicable Conversion Price  plus (B) (I) the amount of unpaid interest that has accrued on such principal amount through, but not including, the Conversion Date,  divided by (II) the greater of the then applicable Conversion Price and such other price as may be required by applicable law or stock exchange rule without requiring shareholder approval (which greater price,  if determined  in  United  States  Dollars,  shall  be  converted  into  Canadian  Dollars  by multiplying the number of United States Dollars by the Deemed Currency Conversion Rate), which Shares shall be delivered to the Holder within five (5) Business Days following the Conversion Date; and (iv) in the event this Note is converted only in part, and not in full, within five (5) Business Days following the Conversion Date, the Company shall issue and provide to the Holder an 8% Unsecured Convertible Redeemable Note, substantially in the form of this Note, in a principal amount equal to the unconverted principal amount of this Note (any such new 8% Unsecured Convertible Redeemable Note, a “Replacement Note”) and (B) a new Vesting Warrant that is substantially in the form of the Sister Vesting Warrant that has been surrendered and delivered to the Company as provided above except that it shall have been amended to provide that it shall thereafter be exercisable for only the Applicable Portion (as hereinafter defined) of the Warrant Shares with respect to which the Sister Vesting Warrant was exercisable immediately prior to such surrender and delivery.  Upon issuance of the Shares, the principal amount of this Note (or the portion thereof so converted), together with all accrued but unpaid interest on the portion (which may be all) of the principal amount so converted, shall become and be fully paid and satisfied.If this Note is converted in full, then the Vesting Warrant that has been surrendered and delivered to the Company as provided above shall be cancelled and shall no longer be of any force or effect.  The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Shares electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the Shares electronically through the Depository Trust and Clearing Corporation.  As used in this Note, “Applicable Portion” means a fraction equal to one (1)  minus the portion (specified as a fraction) of this Note that is converted into Shares or is redeemed, as applicable under the circumstances, and “Sister Vesting Warrant” means: (if this Note was originally issued as part of the Offering (any such Note, an “Original Issue Note”)) the Vesting Warrant that was originally issued as part of the Unit of which this Note was a part; or (if this Note was not originally issued as part of the Offering but was issued upon any partial conversion or redemption of an Original Issue Note (or series of partial conversions and/or redemptions of an Original Issue Note) the new Replacement Vesting Warrant that was issued to the Holder with this Note as a consequence of the partial conversion or redemption of a predecessor Note or a Note that was referred to therein as a “Replacement Note.”

(c)           Adjustments to Conversion Price.

(i)           Adjustments  for  Stock  Splits  and  Consolidations  and  Stock Dividends.  If the Company shall at any time or from time to time after the date hereof and prior

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to the earlier of the Maturity Date or the date of redemption, effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon the Company’s outstanding shares of Common Stock, then the Conversion Price in effect immediately prior to such stock split or consolidation or the payment of such stock dividend shall be proportionately adjusted.  Any adjustments under this Section 5(c)(i) shall be effective at the close of business on the date such stock split or consolidation becomes effective or the date of payment of such stock dividend, as applicable.

(ii)           Merger, Sale, Reclassification, etc.  In case of any (A) combination or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof (each such transaction being a “Fundamental Transaction”) and prior to the earlier of the Maturity Date or the date of redemption, then and in each such case the Holder, upon the conversion hereof at any time thereafter and prior to the earlier of the Maturity Date or the date of redemption, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such Fundamental Transaction, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had converted this Note immediately prior thereto.

(iii)	Adjustments for Issuance of Additional Shares of Common Stock.

              (A)       In the event the Company shall, at any time prior to the twenty-four  (24)  month  anniversary  of  the  initial  Closing  Date,  issue  or  sell  any additional shares of Common Stock (other than pursuant to (i) any of the other Offered Notes (as hereinafter defined) or the other Offered Securities (as hereinafter defined) or (ii) any Common Stock Equivalents (as hereinafter defined) that have been granted or issued prior to the issuance date of this Note) (“Additional Shares of Common Stock”), at  a  price  per  share  that  is  less  than  eighty  percent  (80%)  of  the  then  applicable Conversion Price, then upon each such issuance or sale the Conversion Price shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction:

(1)           the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) that the Aggregate Consideration (as hereinafter defined) for the total number of such Additional Shares of Common Stock so issued or sold would purchase at a price per  share  equal  to  the  Conversion  Price  in  effect  immediately  prior  to  such issuance or sale, and

(2)           the  denominator  of  which  shall  be  equal  to  the number of shares of Common Stock outstanding immediately after the issuance or sale of such Additional Shares of Common Stock.

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For purposes of the foregoing and the following provisions of this Section 5, the “Aggregate Consideration” for (a) any Additional Share of Common Stock that is issued or sold upon the exercise, exchange or conversion of any Common Stock Equivalent shall equal the sum of (A) (i) the gross proceeds or other consideration payable  to  the  Company  in  consideration  for  the  grant  or  issuance  of  such Common Stock Equivalent (or any Convertible Securities that were exercised or exchanged for, or converted into, such Common Stock Equivalents) divided by (ii) the aggregate number of shares of Common Stock that are issuable upon the direct or indirect exercise, exchange or conversion of such Common Stock Equivalents  plus  (B)  such  additional  amount  (if  any)  as  is  payable  to  the Company in connection with the issuance or sale of such Additional Share of Common Stock, or (b) any Additional Share of Common Stock that that is issued or sold other than upon the exercise, exchange or conversion of any Common Stock Equivalent shall equal the gross proceeds or other consideration payable to the Company in consideration for the grant or issuance of such Additional Share of Common Stock.As used herein, “Offered Notes” means, collectively, the Notes (as defined in the SPA) and the U.S. Notes (as defined in the SPA) that are substantially similar to this Note (except they are issued in United States Dollars, rather than Canadian Dollars) and that, concurrently with the Offering, are being or have been issued by the Company to one or more investors in the United States, and “Offered Securities” means, collectively, the Securities (as defined in the SPA), the U.S. Notes, the U.S. Conversion Shares, the U.S. Vested Warrants (which will be substantially the same as the Vested Warrants), the U.S. Vesting Warrants (which will be substantially the same as the Vesting Warrants), the U.S. Vested Warrant Shares, the U.S. Vesting Warrant Shares, the warrants issued to the Placement Agent pursuant to the U.S. Offering the and shares of Common Stock issuable upon the exercise of such warrants.

(B)           The provisions of paragraph (A) of this Section 5(iii) shall not apply to any issuance or sale of Additional Shares of Common Stock for which an adjustment is provided elsewhere in this Section 5.   No adjustment of the Conversion Price shall be made under this clause (iii) upon the issuance or sale of any Additional Shares of Common Stock that are issued or sold pursuant to the exercise, exchange or conversion of any Common Stock Equivalents if any such adjustment shall previously have been made upon the issuance or sale of such Common Stock Equivalents pursuant to any other provisions of this Section 5.

(C)           Issuance of Common Stock Equivalents.  The provisions of this Section 5(iii) shall apply if (a) the Company shall, at any time after the issuance date of this Note and prior to the twenty-four (24) month anniversary of the initial Closing Date, issue or sell any securities (other than the Offered Notes and the other Offered Securities) that are convertible into or exchangeable for, directly or indirectly, shares of Common Stock (“Convertible Securities”), or (b) any rights, warrants or options to purchase any shares of Common Stock or any such Convertible Securities (collectively, the “Common Stock Equivalents”), other than the Warrants, shall be issued or sold.  If the Aggregate Consideration for which any Additional Share of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than eighty percent

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(80%) of the applicable Conversion Price then in effect, or if, after any such issuance of Common  Stock  Equivalents,  the  Aggregate  Consideration  for  which  any  Additional Share of  Common  Stock that  may  thereafter  be  issuable  under  or  pursuant  to  such Common Stock Equivalents is amended or adjusted, and such Aggregate Consideration as so amended shall be less than eighty percent (80%) of the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (iii)(A) of this Section 5.   No adjustment shall be made to the Conversion Price upon the issuance of shares of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or sale of such Convertible Security or Common Stock Equivalent.

(D)           In the event the Company shall hereafter issue or sell any Common Stock Equivalents (other than the Notes and the other Securities) that, upon the direct  or  indirect  exercise,  exchange  or  conversion  thereof,  would  provide  for  the issuance or sale of shares of Common Stock for Aggregate Consideration, on a per-share basis, that is less than the Prevailing Market Price of a Share of Common Stock (as hereinafter defined) on the date of the issuance or sale of such Common Stock Equivalents, then upon each such issuance or sale the Conversion Price shall be adjusted pursuant to the following formula:

CP (New) = CP (Old) x [A + (B/C)] ÷ (A + D)

where:

CP (New) = the Conversion Price immediately following such issuance or sale

CP (Old) = the Conversion Price immediately before such issuance or sale

A = the total number of shares of Common Stock outstanding on the date of issuance or sale of such Common Stock Equivalents

B = the Aggregate Consideration payable to the Company assuming the full exercise, exchange or conversion of all such Common Stock Equivalents

C = the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale

D = the total number of additional of shares of Common Stock issuable upon the full exercise, exchange or conversion of all such Common Stock Equivalents

As used herein, “Prevailing Market Price of a Share of Common Stock” as of any date shall be determined in Canadian Dollars and shall be an amount equal to the volume weighted average price (in Canadian Dollars) of shares of Common Stock on the TSX for a period of the twenty (20) consecutive Trading Days immediately prior to such date.

The foregoing provisions of this clause (D) shall not apply to any issuance or sale of Common  Stock  Equivalents  for  which  an  adjustment  is  provided  elsewhere  in  this Section 5.

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(E)           In the event (I) the Company shall hereafter issue or sell any shares of Common Stock (other than on account of or in connection with any direct or indirect exercise, exchange or conversion of any Common Stock Equivalents) at a per- share price that is less than the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale and (II) the Company has been required pursuant to any rules of the TSX to obtain approval of such issuance or sale as a consequence of such issuance or sale being at a per-share price less than the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale, then upon each such issuance or sale the Conversion Price shall be adjusted pursuant to the following formula:

CP (New) = CP (Old) x [A + (B/C)] ÷ (A + D)

where:

CP (New) = the Conversion Price immediately following such issuance or sale

CP (Old) = the Conversion Price immediately before such issuance or sale

A = the total number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock

B = the Aggregate Consideration payable to the Company for all of such shares of
Common Stock that are so issued or sold

C = the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale

D = the total number of shares of Common Stock so issued or sold

The foregoing provisions of this clause (E) shall not apply to any issuance or sale of any shares of Common Stock for which an adjustment is provided elsewhere in this Section 5

(F)           Certain Issues Excepted.   Anything herein to the contrary notwithstanding,  the  Company  shall  not  be  required  to  make any  adjustment  to  the Conversion Price under this Section 5 in connection, on account of or with respect to the issuance or sale of any of the following securities: (i) any securities issued or sold in connection with a merger, acquisition or consolidation, (ii) any securities issued or sold in  connection  with  bona  fide  joint  venture,  strategic  alliance  or  similar  business partnering arrangements (provided that the transaction or arrangement is not primarily for the purpose of raising capital from Person whose primary business is investing in securities), (iii) any securities issued or sold prior to the date hereof or upon the exercise, conversion or exchange of any securities issued or sold prior to the date hereof; (iv) any of the Offered Securities or any shares of Common Stock issued or sold upon the conversion or exercise of any of the Offered Securities; (v) any shares of Common Stock issued or sold upon the exercise of any warrants issued to the Placement Agent and its designees  for  the  transactions  contemplated  by  the  SPA  or  in  connection  with  the issuance or sale of any of the Offered Securities; (vi) any securities issued or sold in connection with any share split, share dividend, recapitalization or similar transaction by

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the Company for which adjustment is made pursuant to this Section 5, and (vii) any securities issued or sold upon the exercise, exchange or conversion of any securities outstanding on the date hereof that are exercisable or exchangeable for, or convertible into, shares of Common Stock or any Common Stock Equivalents.

(G)           In the event that the provisions of two or more of Section
5(c)(iii)(A), Section 5(c)(iii)(D) and Section 5(c)(iii)(E) are triggered upon the issuance or sale of any Common Stock or Common Stock Equivalents by the Company, the Conversion Price shall be adjusted pursuant to the formula in such Section as would result in the largest reduction to the Conversion Price.

(H)           For the purposes of determining whether any adjustment to the Conversion Price is to be made pursuant to the foregoing provisions of this Section
5(c)(iii), (I) if any Additional Shares of Common Stock are issued or sold (or, under or pursuant to the terms of any Common Stock Equivalent, are issuable) by the Company for consideration in United States Dollars, such Additional Shares of Common Stock shall be deemed to be issued or sold (or, under or pursuant to the terms of such Common Stock Equivalent, shall be deemed to be issuable) by the Company for an amount in Canadian Dollars equal to the product of such consideration in United Dollars times the Deemed Currency Conversion Rate and (II) if any Common Stock Equivalents are issued or sold by the Company for consideration in United States Dollars, such Common Stock Equivalents shall be deemed to be issued or sold by the Company for an amount in Canadian Dollars equal to the product of such consideration in United States Dollars times the Deemed Currency Conversion Rate.  As used herein, the “Deemed Currency Conversion Rate” shall mean 0.98, regardless of what may in fact at any time be the effective currency conversion rate between United States Dollars and Canadian Dollars.

(I)           The foregoing provisions of this Section 5(c)(iii) shall not be effective unless such provisions are approved by the shareholders of the Company by ordinary resolution, being a majority (50%+1) of the votes cast by the shareholders of the Company, excluding votes attached to shares held by shareholders of the Company who also hold Offered Notes, either in person or proxy, at a meeting of shareholders held for such purpose.  The Company acknowledges and agrees that it will use its best efforts to seek such shareholder approval as soon as practicable following the date of issuance of this Note.  Upon the approval of such provisions by the Company’s shareholders as set forth  above,  the  effectiveness  of  such  provisions  will  be  retroactive  to  the  date  of issuance  of  this  Note.If  the  shareholders  of  the  Company  do  not  approve  such provisions, such provisions shall have no force and effect.

(d)          Elimination  of  Fractional  Interests.   No  fractional  shares  of  Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of shares of Common Stock shall be rounded up to the nearest whole share.

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(e)           Legending.

(i) All certificates issued in exchange for or in substitution of this Note (and any certificates issued in exchange or in substitution thereof) shall bear the legends substantially in the following forms:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(ii)  All certificates representing any Shares issued upon the conversion of this Note (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

“UNLESS   PERMITTED  UNDER  SECURITIES  LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLYANYCERTIFICATEREPRESENTINGSUCH SECURITIESISNOT“GOODDELIVERY”INSETTLEMENTOF TRANSACTIONS ON THE TSX.”

provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel reasonably satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

6.           Events of Default.   In the event that any of the following (each, an “Event of Default”) shall occur:

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(a)           Non-Payment.  The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b)           Default in Covenants.  The Company shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements on its part to be observed or performed set forth in the SPA, this Note or any other Transaction Document; or

(c)           Breach of Representations and Warranties.  The Company breaches in any material respect any representation or warranty contained in any of the Transaction Documents; or

(d)           Exchange Act or Exchange Requirements.  Any termination of registration or suspension of the Company’s reporting obligations under the Exchange Act or suspension from trading on the TSX (it being agreed that the delisting of the Common Stock from any national exchange in the United States shall not be an Event of Default if the Common Stock is, within ten (10) Business Days of the effective date of such delisting, quoted on the OTCBB or the OTC QX)), or the Company’s failure to file reports with the SEC on a timely basis as required by the Exchange Act; or

(e)           Judgments.  Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or its Subsidiaries in an amount equal to CAD$1,000,000 or more by a court having jurisdiction and the same remains unsatisfied or unbonded for more than twenty (20) days; or

(f)           Illegality of Notes.  Any court of competent jurisdiction issues a final, non-appealable judgment, decree or order declaring the Notes or any provision thereunder to be illegal; or

(g)           Cross Default.  There occurs with respect to any agreement, indenture or instrument under which the Company or its Subsidiaries have Indebtedness of CAD$1,000,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity; and in both cases such default continues after the applicable grace period, if any, specified in the agreement, indenture or instrument relating to such Indebtedness; or

(h)           Bankruptcy.  The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property or assets; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding  under  any  bankruptcy  or  insolvency  law,  or  any  dissolution,  winding  up  or liquidation  proceeding,  in  respect  of  the  Company,  and,  if  such  case  or  proceeding  is  not

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commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

then, and so long as such Event of Default is continuing for a period of two (2) Business Days in the case of Section 6(a), a period of five (5) Business Days in the case of Sections 6(f) or 6(g) or for a period of thirty (30) calendar days in the case of events under Sections 6(b), 6(c), 6(d) or
6(e) (and the event which would constitute such Event of Default, if curable, has not been cured), after written notice of such Event of Default is received by the Company from the Investor Representative, all Principal under this Note and all accrued and unpaid interest thereon shall be immediately due and payable in cash without presentment, demand, protest or any other action of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.   If an Event of Default specified in Section 6(h) above occurs, all Principal under this Note and all accrued and unpaid interest thereon shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable in cash.  Following an Event of Default interest shall accrue on the outstanding principal balance at a rate of thirteen percent (13%) per annum from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full.

7.           Affirmative Covenants of the Company.  The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company shall:

(a)           Corporate  Existence  and  Qualification.  Take  the  necessary  steps  to preserve its corporate existence and its right to conduct business in all jurisdictions in which the nature of its business requires qualification to do business, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect; provided, however, BM Thai HoldCo may merge with or liquidate into Formwell Holdings Limited pursuant to an internal restructuring;

(b)           Books of Account.   Keep its books of account in accordance with good accounting practices;

(c)           Insurance.   Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

(d)           Compliance with Law.    Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject, except as would not have or reasonably be expected to result in a Material Adverse Effect;

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(e)           Taxes.  Duly pay and discharge all material taxes or other material claims, which may become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor;

(f)           Reservation of Shares.  At all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the Shares upon conversion of all of the Notes, and all of the Warrant Shares upon exercise of all of the Warrants issued under the SPA;

(g)           Use of Proceeds.   Use the proceeds of the sale of the Notes and the Warrants solely for the purposes described in the Memorandum;

(h)           Notice of Known Events of Default.   The Company shall furnish to the Investor Representative a notice of any occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company; and

(i)           Further Assurances.  The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

8.           Negative Covenants of the Company.  So long as this Note remains outstanding and unpaid or unconverted it will not, nor will it permit any of its Subsidiaries, without the consent of the Investor Representative (such consent not to be unreasonably withheld), to:

(a)           Indebtedness for Borrowed Money.   Except to the extent set forth on Schedule 8(a) hereto or otherwise permitted pursuant to Sections 8(g), (m) or (n), incur, or permit to exist, any Indebtedness for borrowed money during the period of twelve (12) months beginning on the Closing Date (except that this restriction shall not apply to Indebtedness in the form of deferred price payments with respect to North Borneo Gold Sdn Bhd), or in excess of an aggregate amount of CAD$75,000,000 at any time outstanding (including any amendments and restatements thereto or any extensions, renewals or replacements thereof) during the period beginning on the Closing Date and ending on the Maturity Date, except in the ordinary course of the Company’s business.

(b)           Loans; Investments.    Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person in excess of CAD$2,000,000 except: (i) investments in United States, Canadian, Australian, or New Zealand Government obligations, certificates of deposit of any banking institution with combined capital and  surplus  of  at  least  USD$200,000,000,  or  short-term  banking  deposits  in  Vietnam;  (ii) accounts receivable arising out of sales in the ordinary course of business; and (iii) intercompany loans between and among the Company and its Subsidiaries;

(c)           Dividends   and   Distributions.   Pay   dividends   or   make   any   other distribution on shares of the capital stock of the Company other than intercompany dividends, and distributions between and among the Company and its Subsidiaries;

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(d)           Liens.    Except  as  set  forth  on  Schedule  8(d)  hereto,  shall  not  create, assume or permit to exist, any Lien on any Property now owned or hereafter acquired except (i) Liens in favor of the Holder; (ii) Liens granted to secure Indebtedness incurred within the limitations of Section 8(a) or 8(g) hereof; (iii) Liens incidental to the conduct of its business or the  ownership  of  its  property  and  assets  which  were  not  incurred  in  connection  with  the borrowing of money or the obtaining of advances or credit (other than as permitted in Section
8(d)(ii) and which do not materially impair the use thereof in the operation of its business; (iv) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith; and (v) purchase money Liens granted to secure the unpaid purchase price of any assets purchased within the limitations of Section 8(g) hereof;

(e)           Contingent  Liabilities.    Assume,  endorse,  be  or  become  liable  for  or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement  of  negotiable  instruments  for  deposit  or  collection  in  the  ordinary  course  of business or guarantees of the Company made within the limitations of Section 8(a) hereof;

(f)           Sales  of  Receivables;  Sale  -  Leasebacks.   Sell,  discount  or  otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof;

(g)           Capital Expenditures; Capitalized Leases.  Expend in the aggregate for the Company and all its Subsidiaries in excess of CAD$100,000,000 in any fiscal year for Capital Expenditures (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of (i) Capitalized Leases (as defined below), (ii) purchase money Indebtedness, (iii) Indebtedness payable to an equipment manufacturer or supplier or affiliate thereof (including a finance company) incurred in connection with the acquisition of equipment or (iv) any deferred purchase price or any Indebtedness incurred to finance any such purchase price.  “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining  fixed  assets,  real  property  or  equipment  which,  in  accordance  with  generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles.“Capitalized Lease” shall mean any lease under which the obligations to pay rent or other amounts constitute Capitalized Lease Obligations.  “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;

(h)           Nature of Business.  Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note;

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(i)           Stock of Subsidiaries.  Sell or otherwise dispose of any Subsidiary related to the Company’s interests in the Bong Mieu Gold Mining Company Limited or Phuoc Son Gold Company Limited;

(j)           Accounting  Changes. Make,  or  permit  any  Subsidiary  to  make  any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time or by law;

(k)           Merger or Sale.

(i)            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary is the surviving corporation, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Notes and the other Transaction Documents and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Investor Representative, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (C) immediately after such transaction, no default or Event of Default exists.

The foregoing paragraph in this Section 8(k)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.

(ii)             Upon  any  consolidation  or  merger,  or  any  sale,  assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 8(k)(i) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note and the other Transaction Documents, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes;

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(l)           Transactions with Affiliates.  Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board (including a majority of the independent  directors  then  on  the  Board)  or  as  disclosed  in  the  SEC  Reports  or  the Memorandum, the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding  capital  stock  of  any  class  or  series  of  capital  stock  of  the  Company  or  any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof;

(m)           Hedging Arrangements.  Become a party to any agreement relating to any swap, cap, floor, collar, option, forward, cross-right, or obligation or combination thereof or similar transaction with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk, except to hedge risks in the ordinary course of business pursuant to risk management policies approved by the Company’s board of directors, but not for any speculative purpose;

(n)           North   Borneo   Mining   Development.    Incur,   permit   to   exist,   any Indebtedness with respect to North Borneo Gold Sdn Bhd not otherwise permitted pursuant to Sections 8(a), 8(g) or 8(m) hereof, except (i) Indebtedness in the ordinary course of business and (ii) with the consent of the Investor Representative additional Indebtedness for the development and  acquisition  of  equity  interests  related  to  the  North  Borneo  Gold  Sdn  Bhd,  which Indebtedness may be secured (x) in accordance with Section 8(d) hereof or (y) as otherwise consented to by the Investor Representative, provided that in neither case shall the collateral for any such Indebtedness include the assets of Bong Mieu Gold Mining Company or Phuoc Son Gold Company Limited.

9.           Redemption.                        Redemption  or  other  prepayment  of  the  Notes  may  only  be effected in accordance with this Section 9.

(a)        Company’s Right to Redeem.  The Company will have the right to redeem the Notes pursuant to Section 9(a)(i) or 9(a)(ii), in whole or in part, as follows:

(i)           At any time after the twenty-four (24) month anniversary of the initial Closing Date up to but excluding the Maturity Date or the Conversion Date, as applicable, the Company shall have the option to redeem this Note, in whole or in part, by payment in cash to the Holder of one hundred and eight percent (108%) of the principal amount of this Note outstanding, together with accrued but unpaid interest on the principal amount of this Note being redeemed, if any; provided, however, that the Company shall not be permitted to redeem this Note, in whole or in part, unless all of the following conditions are satisfied (i) the Shares are, or the Company will take all reasonable steps to ensure that the Shares are, freely-transferrable by the Holder without restriction under applicable laws, including applicable securities laws, (ii) the volume weighted average price (in Canadian Dollars) of the Shares on the TSX for a period of twenty (20) consecutive Trading Days prior to the date of the redemption notice referred to in clause (iii) of this Section 9(a) equals or exceeds two hundred percent (200%) of the then applicable  Conversion  Price,  and  (iii)  the  average  daily  trading  volume  on  the  TSX,  the Australian Stock Exchange, and the OTCBB, in the aggregate, during the twenty (20) trading days prior to the date of the redemption notice referred to in clause (iii) of this Section 9(a)

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exceeds               1,000,000                  shares            (as        equitably                 adjusted               for        any         stock           split,           consolidation, reclassification or similar event); or

(ii)           At any time after the six (6) month anniversary of the initial Closing Date, the Company shall have the option to redeem this Note, in whole or in part, by payment in cash up to but excluding the Maturity Date or the Conversion Date, as applicable, to the Holder of the Applicable Price (as defined below); provided that any Shares then issuable hereunder to the Holder upon the conversion of this Note would be freely-transferrable, either at the outset or after all reasonable steps have been taken by the Company to ensure that the Shares are freely- transferrable, by the Holder without restriction under applicable laws, including applicable securities laws, and provided, further that, if required by applicable law or applicable stock exchange rule, the Company shall have first obtained the approval of its shareholders to the Holder’s exercise of the Warrants that are subject to vesting pursuant to the SPA (the “Vesting Warrants”) and the issuance of the Warrant Shares underlying the Vesting Warrants.  The term “Applicable Price” means the outstanding principal amount of the Note (or the principal amount hereof being redeemed) as of the date of redemption, plus accrued, but unpaid interest on the portion (which may be all) of the principal amount being redeemed, plus an additional amount in cash determined as follows: (A) if this Note (or a principal portion hereof) is redeemed during the period beginning on the 181st day following the initial Closing Date and ending on the 360th day following the initial Closing Date, such additional amount shall be equal to an additional 21 months worth of interest on the portion (which may be all) of the principal amount being redeemed;  (B)  if  this  Note  (or  a  principal  portion  hereof)  is  redeemed  during  the  period beginning on the 361st  day following the initial Closing Date and ending on the 540th  day following the initial Closing Date, such additional amount shall be equal to an additional 21 months worth of interest on the portion (which may be all) of the principal amount being redeemed  (unless  the  volume  weighted  average  price  (in  Canadian  Dollars)  of  a  share  of

Common Stock on the TSX for a period of twenty (20) consecutive Trading Days prior to the date of a redemption notice is given equals or exceeds one hundred and ten percent (110%) of the then applicable Conversion Price, in which case such additional amount shall only be equal to an additional 18 months worth of interest on the portion (which may be all) of the principal amount being redeemed); (C) if this Note (or a principal portion hereof) is redeemed during the period beginning on the 541st day following the initial Closing Date and ending on the 720th day following the initial Closing Date, such additional amount shall be equal to an additional 15 months worth of interest on the portion (which may be all) of the principal amount being redeemed; and (D) if this Note (or a principal portion hereof) is redeemed after the 720th  day following the initial Closing Date, such additional amount shall be equal to the lesser of an additional 12 months worth of interest on the portion (which may be all) of the principal amount being redeemed or the amount of interest the Holder would have otherwise received during the balance of the term of this Note to the Maturity Date on the portion (which may be all) of the principal amount being redeemed if this Note were not redeemed.  In addition, upon the delivery to the Holder of notice of redemption hereunder, the Vesting Warrants received by the Holder at the Closing as a component of the Units shall immediately and automatically vest.

(iii)           If the Company elects to redeem this Note in accordance with the terms of this Section 9(a), it shall furnish to the Holder, at least thirty (30) days but not more than sixty (60) days before a redemption date, written notice of the Company’s intention to redeem this Note or, if the Company has elected to redeem only a specified portion of this Note, such specified portion of this Note.  The notice shall state: (i) the redemption date; (ii) the redemption

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price; (iii) the portion (if less than all) of the outstanding principal amount of this Note the Company has elected to redeem; (iv) that this Note must be surrendered and delivered to the Company to collect the redemption price and, if the redemption is to be made pursuant to Section 9(a)(i), the Sister Vesting Warrant must also be surrendered and delivered to the Company to collect the redemption price; and (iv) that, unless the Company defaults in making such redemption payment, interest on this Note (or, if the Company has elected to redeem only a portion of this Note, interest on the principal amount of this Note being redeemed) ceases to accrue on the redemption date.  The Holder shall be permitted to convert this Note into Shares in accordance  with  Section  5  at  any  time  following  the  date  such  notice  is  given  until  the redemption date.  If the Company makes an election to redeem Notes pursuant to this Section 9(a), it must redeem a pro rata portion of Notes from all Holders of Notes and may not choose to redeem Notes only from a select group of Holders.

(iv)           Upon notice to the Holder that this Note (or any specified portion hereof) has been called for redemption, this Note (or such specified portion hereof) will become irrevocably due and payable on the redemption date at the redemption price, subject however to the surrender and delivery to the Company of this Note and (with respect to any redemption pursuant to Section 9(a)(i)) the Sister Vesting Warrant.   A notice of redemption may not be conditional.

(v)           Upon surrender of this Note that is redeemed in part, the Company will deliver to the Holder, at the Company’s expense, a new note in the same form of this Note equal in principal to the unredeemed portion of the redeemed Note.   If this Note is redeemed pursuant to Section 9(a)(i) only in part, and not in full, then within five (5) Business Days following the redemption date (or, if later, the surrender and delivery of this Note and the Sister Vesting Warrant to the Company) the Company shall issue and provide to the Holder a new Vesting Warrant that is substantially in the form of the Sister Vesting Warrant that has been surrendered and delivered to the Company as provided above except that it shall have been amended to provide that it shall thereafter be exercisable for only the Applicable Portion of the Warrant Shares with respect to which the Sister Vesting Warrant was exercisable immediately prior to such surrender and delivery.  If this Note is redeemed in full, then the Vesting Warrant that has been surrendered and delivered to the Company as provided above shall be cancelled and shall no longer be of any force or effect.

(b)         Holder’s Right to Require Redemption.

(i)           The Holder may, at its option, require the Company to redeem this Note or any portion of the outstanding principal and interest due on this Note at any time or in part from time to time, upon ten (10) days’ prior written notice to the Company, at a redemption price, payable in cash, equal to one hundred and eight percent (108%) of the principal amount of this Note then outstanding (or of the principal portion hereof the Holder has required the Company to redeem), together with accrued but unpaid interest on the portion (which may be all) of the principal amount being redeemed, upon any of the following events:

(A) a Fundamental Transaction of the Company;

(B) a Change of Control; or

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(C) the liquidation, dissolution or wind-up of the affairs of the Company or any Significant Subsidiary (as defined in Rule 405 of the Securities Act).

For purposes of this Section 9, “Change of Control” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Notes or the exercise of the Warrants), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the initial Closing Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the initial Closing Date); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

(ii)           The redemption notice shall set forth: (i) the redemption date; (ii) the redemption price; (iii) the portion (if less than all) of the outstanding principal amount of this Note the Company is being required to redeem; (iv) the reason under Section 9(b)(i) above why redemption is available, (v) that this Note (together with the Sister Vesting Warrant) is being surrendered to the Company to collect the redemption price; and (iv) that, unless the Company defaults in making such redemption payment, interest on this Note (or the portion thereof called for redemption) ceases to accrue on the redemption date.

(iii)           Upon such notice by the Holder to the Company that this Note (or any specified portion hereof) is required to be redeemed, this Note (or such specified portion hereof) will become irrevocably due and payable on the redemption date at the redemption price, subject, however, to the delivery and surrender to the Company of this Note and the Sister Vesting Warrant.  A notice of redemption may not be conditional.

(iv)           Upon surrender of this Note that is redeemed in part, the Company will deliver to the Holder, at the Holder’s expense, a new note in the same form of this Note equal in principal to the unredeemed portion of the redeemed Note.

(v)           Payment of this Note (or the applicable portion hereof) pursuant to any redemption pursuant to this Section 9(b) shall be conditioned upon the Holder having surrendered and delivered to the Company this Note and the Sister Vesting Warrant.  If this Note is redeemed pursuant to this Section 9(b) only in part, and not in full, then within five (5) Business Days following the redemption date (or, if later, the surrender and delivery of this Note and the Sister Vesting Warrant to the Company) the Company shall issue and provide to the Holder a new Vesting Warrant that is substantially in the form of the Sister Vesting Warrant that

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has been surrendered and delivered to the Company as provided above except that it shall have been amended to provide that it shall thereafter be exercisable for only the Applicable Portion of the  Warrant  Shares  with  respect  to  which  the  Sister  Vesting  Warrant  was  exercisable immediately prior to such surrender and delivery.If this Note is redeemed in full, then the Vesting Warrant that has been surrendered and delivered to the Company as provided above shall be cancelled and shall no longer be of any force or effect.

10.           Holder Not Deemed a Stockholder.  No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

11.           Mutilated, Destroyed, Lost or Stolen Notes.   In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall, at the Holder’s expense, execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

12.           Waiver of Demand, Presentment, etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel for all holders of the Notes) incurred in connection with the enforcement and collection of this Note.

13.           Payment.  All payments with respect to this Note shall be made in lawful money of Canada, at the address of the registered Holder as of the date hereof or as designated in writing by the Holder from time to time.  The receipt by the Holder of immediately available funds  shall  constitute  a  payment  of  Principal  and  interest  hereunder  and  shall  satisfy  and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to Principal.  The Company shall bear sole responsibility for any costs or fees in connection with all payments with respect to this Note, including but not limited to wire transfer fees, bank check fees, and escrow agent fees.

14.           Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.   The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company.   Interest and principal are payable only to the registered Holder of this Note on the books and records of the Company.

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15.           Waiver  and  Amendment.  Any  provision  of  this  Note,  including,  without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Representative (and without any requirement of any vote or the consent of the Investors who will be bound by any action taken by the Investor Representative even if such Investor does not agree with such action and even if neither such Investor nor Investors holding more than fifty percent (50%) of aggregate principal amount of the Notes outstanding have consented to such action.).

16.           Notices.  Any  notice,  request  or  other  communication  required  or  permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of Section 9.2 of the SPA.

17.           Governing Law, Consent to Jurisdiction, Appointment of Agent for Service of Process, etc.

(a)         This Note shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction), except as otherwise required by mandatory provisions of law.

(b)         The  Company  irrevocably  and  unconditionally  submits,  to  the  fullest extent permitted by applicable law, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees, to the fullest extent permitted by applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Transaction Document shall affect any right that the Investor Representative may otherwise have to bring any action or proceeding relating to any Transaction Document against the Company or its properties in the courts of any jurisdiction.

(c)        The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in subsection (b) of this Section.   The Company hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)        The  Company  irrevocably  consents,  to  the  fullest  extent  permitted  by applicable law, to service of process in the manner provided for notices in Section 16 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.

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(e)         THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORTORANYOTHERTHEORY).THECOMPANYCERTIFIESTHATNO REPRESENTATIVE,AGENTORATTORNEYOFANY OTHERPARTYHAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

18.           Severability.   In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Note.

19.           Headings.  Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

20.           Cumulative Rights.                                   All  agreements,  warranties,  guaranties,  indemnities  and other undertakings of the Company under the Transaction Documents are cumulative and not in derogation of each other.  The rights and remedies of the Holder and the Investor Representative are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.All  such  rights  and  remedies  shall  continue  in  full  force  and  effect  until  the termination of all of the Transaction Documents or the obligations under this Note have been fully satisfied and discharged.

21.           Rank.             The Notes rank pari passu with one another, in accordance with their terms without discrimination, preference or priority and, except to the extent prescribed by law, with all other present and future unsecured indebtedness of the Company and ranking senior to other indebtedness that is by its terms expressly subordinated to the Notes.

22.           Binding Nature.  By accepting the benefit of this Note, the Holder (and its agents and the Investor Representative) hereby agree to be bound by any terms of this Note applicable to them.

[Signature Page Follows]

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Exhibit A

OLYMPUS PACIFIC MINERALS INC.
NOTE CONVERSION NOTICE

Reference is made to the 8% Unsecured Convertible Redeemable Note in the original principal amount of CAD$15,000,000 of Olympus Pacific Minerals Inc., a corporation continued under the Canada Business Corporations Act (the “Company”), issued to the undersigned (the “Note”).

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert CAD$ of the outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest on such outstanding principal amount to but excluding the date of conversion, into shares of Common Stock, no par value per share, of the Company (the “Common Stock” and such shares, the “Shares”), by tendering the original of the Note for cancellation.

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to:	____________________________________
Address:	____________________________________
____________________________________
____________________________________
Facsimile Number:	____________________________________
Authorization:	____________________________________ By: Title:
Dated: _____________________________

ASSIGNMENT FORM

TO:           OLYMPUS PACIFIC MINERALS INC.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________   (name),  ____________________  (address), CAD$______________ principal amount of 8% Unsecured Convertible Redeemable Notes (“Notes”) of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints ________________   the  attorney  of  the  undersigned  to transfer the said securities on the books or register with full power of substitution.

DATED this _______ day of, __________ , 20 ___.              .

(Witness)	____________________________ (Signature of Registered Note Holder)
_____________________________ (Print name of Registered Note Holder) Signature of transferor guaranteed by: Authorized Signature Number: ______________

Instructions:

1.           Signature of Holder must be the signature of the person appearing on the face of the Notes.

2.
If the transfer of Notes is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity,  the  certificate  must  be  accompanied  by  evidence  of  authority  to  sign satisfactory to the Company.

Note:
The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever.  The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

2

Schedule 8(a) Existing
Indebtedness

Please see the Company’s Disclosure Schedules to the SPA for a listing of Indebtedness of the Company.

Schedule 8(d)

Permitted Liens

1.
Under  the  Note  Pledge  Agreement,  dated  as  of  June  18,  2010  (the  “Note  Pledge Agreement”), made by the Company and Collateral Agents, LLC, a continuing security interest granted to Collateral Agents, LLC, as collateral agent, for the benefit of the holders of the 8% Senior Secured Redeemable Gold Delivery Promissory Notes of the Company, in all agreements, notes or other instruments from time to time evidencing the intercompany debt of Bong Mieu Gold Mining Company Limited and Phuoc Son Gold Company Limited to the Company, together with all proceeds thereof, but excluding certain payments to the Company permitted by Section 6 of the Note Pledge Agreement.

2.
Under the BVI Pledge and Security Agreement, dated as of June 18, 2010, by and between the Company and Collateral Agents, LLC, a continuing security interest granted to Collateral Agents, LLC, a collateral agent, for the benefit of the holders of the 8% Senior Secured Redeemable Gold Delivery Promissory Notes of the Company, in:

i.
all  “Specified  Equity  Interests,”  defined  as  equity  interests  in  Formwell Holdings Limited and New Vietnam Mining Corp., both British Virgin Islands companies and direct wholly owned subsidiaries of the Company;

ii.
all dividends, interest and other distributions and payments (including Proceeds (as defined in Section 9-102 of the Uniform Commercial Code) thereof, whether by liquidation, sale or other disposition) made or received in cash upon or with respect to the Specified Equity Interests and

iii.
all books and Records (as defined in Section 9-102 of the Uniform Commercial Code) relating to tapes, computer  either the Bong Mieu gold mining project or the Phuoc Son gold mining project (including, without limitation, asset ledgers, customer lists, files, correspondence, programs, print-outs,computer records, operating, mining and reserve data and records, including engineering, reserve, geological, mining, core hold, lithologic, smelting, refining and feasibility data and surveys, maps and production reports).

3.	The Company has a CAD $50,000 credit card facility with HSBC Bank Canada, secured by a term deposit under lien of CAD $45,129.

Exhibit B-1

Form of Vested Warrant

[attached hereto]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATEREPRESENTINGSUCHSECURITIESISNOT“GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

OLYMPUS PACIFIC MINERALS INC. COMMON STOCK PURCHASE WARRANT

Initial Holder: CONCEPT CAPITAL MANAGEMENT LTD.	Original Issue Date: April 29, 2011
No. of Shares Subject to Warrant: 15,000,000 (subject to adjustment as hereinafter provided)
Exercise Price Per Share: CAD$0.55 (subject to adjustment as hereinafter provided)
Expiration Time: 5:00 p.m., Toronto time, on April 29, 2015

Olympus  Pacific  Minerals  Inc.,  a  corporation  continued  under  the  Canada Business Corporations Act (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value (the “Common Stock”) shown above (each such share, a “Warrant Share,” and all such shares, the “Warrant Shares”) at the exercise price per share shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to a Securities Purchase Agreement, dated of even date herewith (the “SPA”), by and among the Company, the Initial Holder and the other parties thereto.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are defined in the SPA and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the SPA.

2. List of Warrant Holders.   The Company shall record this Warrant upon the register to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant has been permissibly assigned hereunder).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, notwithstanding any notice to the contrary.

3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company, subject, however, to such transfer being made in compliance with applicable law. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the transferring Holder had in respect of this Warrant (or the portion thereof so transferred).

4. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 hereof at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time.  Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and this Warrant shall be terminated and shall no longer be outstanding.  Notwithstanding the foregoing or any other provision of this Warrant to the contrary, this Warrant may not be exercised by the Holder unless the Company shall have first obtained shareholder approval of the exercise of this Warrant and the issuance of the Warrant Shares if such approval is required by applicable law or applicable stock exchange rule.

(b) The registered Holder may exercise this Warrant, in whole or in part, by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, together with this Warrant, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant (to the extent such provisions are acceptable to the Australian Securities Exchange (“ASX”)), payment by certified cheque, bank draft, money order or wire transfer of immediately available Canadian funds to an account designated by the Company, of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date,” and to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise

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Date, and at such time the rights of the Holder with respect to the number of Warrant Shares with respect to which this Warrant has been exercised shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders  of  record  of  the  Warrant  Shares  represented  thereby.The  Holder  shall  be required  to  deliver  the  original  Warrant  in  order  to  effect  an  exercise  hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) If and to the extent such right of a “cashless exercise” is acceptable to the ASX as being in accordance with the ASX Listing Rules, the registered Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection 4(b) above, may elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C) B

For purposes of the foregoing formula:

A=        the  total  number  of  Warrant  Shares  with  respect  to  which  this Warrant is then being exercised.

B=
the  volume  weighted  average  trading  price  of  the  shares  of Common  Stock  calculated  by  dividing  the  total  value  of shares traded by the total volume of shares traded on all Trading Markets (as reported by the respective Trading Markets or obtained through Bloomberg)on the Trading Day (as here in after defined) immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof.

5. Delivery of Warrant Shares.

(a)  Upon a Cashless Exercise of this Warrant (if available under subsection 4(c) above), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the registered Holder and in such name or names as the registered Holder may

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designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends not required by applicable law.  “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal Trading Market. The registered Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon the written request of the registered Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Canadian Depository for Securities Limited or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change  its  transfer  agent if  its  current  transfer  agent  cannot  deliver  Warrant  Shares electronically through The Canadian Depository for Securities Limited.  In the event this Warrant (i) is exercised in accordance with subsection 4(b) or (ii) is exercised by means of a Cashless Exercise in accordance with subsection 4(c) and the share certificate to be issued upon such exercise shall bear the restrictive legend set forth in subsection 13(b) below.  In addition, if as of the time of the exercise of this Warrant the Warrant Shares issuable upon such exercise constitute restricted or control securities, the Holder, by exercising this Warrant, agrees not to resell them except in compliance with all applicable securities laws, including the Australian Corporations Act 2001.

(b)        To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of (i) any action or inaction by the Holder to enforce the same, (ii) the recovery of any judgment against any Person or any action to enforce the same, (iii) any set-off, counterclaim, recoupment, limitation or termination, (iv) any breach or alleged breach by the Holder or any other Person of any obligation to the Company, (v) any violation or alleged violation of law by the Holder or any other Person and (vi) any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares, exclusive, however, of any waiver or consent of the Holder to the contrary.Nothing herein shall limit a Holder’s right to pursue  any  other  remedies  available  to  it  hereunder,  at  law or  in  equity,  including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(c)  If the Company fails to cause its transfer agent to transmit to the registered Holder a certificate  or  the  certificates  (either  physical  or  electronic)  representing  the  Warrant Shares pursuant to the terms hereof by applicable delivery date, then the Holder will have the right to rescind such exercise, provided such right is exercised prior to the delivery of such certificate or the certificates to the Holder.

6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the registered Holder.  The Holder shall be responsible for all tax liabilities

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that may arise as a result of holding or transferring this Warrant or receiving, holding or transferring Warrant Shares upon exercise hereof.

7. Replacement of Warrant.  If this Warrant is mutilated, the Company shall issue or cause to be issued in exchange herefor and upon cancellation hereof a New Warrant. If this Warrant is lost, stolen or destroyed, the Company shall issue or cause to be issued in substitution for this Warrant and upon cancellation hereof a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.   Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall, at any time or from time to time after the date hereof and prior to the Expiration Time, effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon its outstanding shares of Common Stock, then the Exercise Price and the rights of the Holder in effect immediately prior to such stock split, consolidation or dividend shall be proportionately adjusted in accordance with applicable laws and the rules of any applicable stock exchange.  Any adjustments under this subsection 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.  Subject to compliance with applicable laws and the rules of any applicable stock exchange, upon each adjustment of the Exercise Price as provided in this subsection 9(a), the registered Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (subject to Section 10, calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

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(b) Merger, Sale, Reclassification, etc. In case of any (i) combination, (ii) merger (including a merger in which the Company is the surviving entity), (iii) sale or other disposition of all or substantially all of the Company’s assets, (iv) distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), (v) reclassification, change or conversion of the outstanding securities of the Company, (vi) reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or (vii) any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the registered Holder of this Warrant, upon the exercise hereof at any time thereafter but prior to the Expiration Time shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to the consummation of such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

10. No Fractional Shares. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, no fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional Warrant Shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Trading Day immediately preceding the Exercise Date.

11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA, with any such notice, other communication or delivery to the Company to be so delivered to the Company at the address for the Company provided for in such Section 9.2 and any such notice, other communication or delivery to the Holder to be so delivered to the Holder at its last address as shown on the Warrant Register.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon at least thirty (30) days’ notice to the registered Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may  be  merged  or  any  corporation  resulting  from  any  consolidation  to  which  the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the registered Holder at its last address as shown on the Warrant Register.

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13. Legending.

(a)  All certificates issued in exchange for or in substitution of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

UNLESS PERMITTED UNDER  SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011
IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE  SECURITIES  REPRESENTED  BY  THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE(THE“TSX”);HOWEVER, THESAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES   OF   THE   TSX   SINCE   THEY   ARE   NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT“GOODDELIVERY” INSETTLEMENTOF TRANSACTIONS ON THE TSX.

(b)  All certificates representing any Warrant Shares issued upon the exercise of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

UNLESS  PERMITTED  UNDER  SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011
IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE   SECURITIES   REPRESENTED   BY   THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE(THE “TSX”);HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES   OF   THE   TSX   SINCE   THEY   ARE   NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT“GOODDELIVERY” INSETTLEMENTOF TRANSACTIONS ON THE TSX.

provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at such holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate that does not bear such legend.

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14. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the registered Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the registered Holder or their successors and assigns.

(b) Each party agrees, to the fullest extent permitted by applicable law, that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto, to the fullest extent permitted by applicable law, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant) and hereby irrevocably waives, and agrees not to assert in any  suit,  action  or  proceeding,  any  claim  that  it  is  not  personally  subject  to  the jurisdiction of any such court or that such suit, action or proceeding is improper.  The Company  irrevocably  consents,  to  the  fullest  extent  permitted  by  applicable  law,  to service of process in the manner provided for notices in Section 11 hereof.Nothing contained herein or in any other Transaction Document will limit or otherwise affect the right of any party hereto to serve process in any other manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision that shall be a commercially reasonable substitute therefor and, upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the registered Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f) No provision hereof, in the absence of any affirmative action by the registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights  or  privileges  of  the  registered  Holder,  shall  give  rise  to  any  liability  of  the

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registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same. (h) For the purposes of this Section 14, the Holder of this Warrant and the successors and assigns thereof shall be deemed parties to this Warrant; and by accepting this Warrant, the Holder of this Warrant and the successors and assigns thereof agree to be bound by the provisions of this Section 14 as if the same were signatories and parties to this Warrant and agree to be bound by Section 5 and the other provisions hereof providing for any agreement by, or obligation of, such Holder.

(i) This Warrant constitutes the complete and exclusive statement and agreement of the Company  and  the  Holder  in  respect  of  the  subject  matter  contained  herein  and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements, whether oral or written, with respect such subject matter.No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given other than those expressly set forth in this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC. By:_______________________ Name: John Seton Title: Chief Financial Officer

[SIGNATURE PAGE TO WARRANT]

EXERCISE NOTICE

TO: OLYMPUS PACIFIC MINERALS INC.

Ladies and Gentlemen:

(1) The undersigned represents that he, she or it is the registered owner of a certain Common Stock Purchase Warrant having any Original Issue Date of April 29, 2011 and that is exercisable for fifteen million (15,000,000) shares of the Company’s common stock with no par value (such Common Stock Purchase Warrant, the “Warrant”).

(2) The undersigned hereby irrevocably elects to exercise the Warrant with respect to ________________ (______ ) shares of Common Stock. Capitalized terms that are used herein and are defined in the Warrant are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Warrant.

(3) The undersigned intends that payment of the Exercise Price shall be made as (check one):

  Cash Exercise under subsection 4(b) of the Warrant
  Cashless Exercise under subsection 4(c) of the Warrant

(4) If the undersigned has elected a Cash Exercise, he, she or it shall pay the sum of CAD$ ____________ to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the undersigned the number of Warrant Shares determined in accordance with the terms of the Warrant.

Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:

NAME: (please print)
ADDRESS:

DATED this _______day of  ____________   ,  ___________ .

____________________ (Signature)

ASSIGNMENT FORM

TO:           OLYMPUS PACIFIC MINERALS INC.

FOR  VALUE  RECEIVED,  the  undersigned  hereby  sells,  assigns  and  transfers  unto ________________ (name),     __________________________ (address),   ___________________                                         Warrants   of   OlympusPacific Minerals Inc.   (the “Company”) registered in the name of the undersigned on the records of the Company representedbythewithincertificateandirrevocablyappoints ______________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ____________ day of,  ___________    , 20 ___.

____________________ (Witness)	________________________________ (Signature of Registered Warrant Holder)
__________________________________ (Print name of Registered Warrant Holder) Signature of transferor guaranteed by: _________________________________ *Authorized Signature Number

Instructions:

1.     Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.

2.     If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note:
The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever.  The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

Exhibit B-2

Form of Vesting Warrant

[attached hereto]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATEREPRESENTINGSUCHSECURITIESISNOT“GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

OLYMPUS PACIFIC MINERALS INC. VESTING COMMON STOCK PURCHASE WARRANT

Initial Holder: CONCEPT CAPITAL MANAGEMENT LTD.	Original Issue Date: April 29, 2011
No. of Shares Subject to Warrant: 30,000,000 (subject to adjustment as hereinafter provided)
Exercise Price Per Share: CAD$0.50 (subject to adjustment as hereinafter provided)
Expiration Time: 5:00 p.m., Toronto time, on April 29, 2015

Subject to vesting in accordance with Section 4 hereof

Olympus  Pacific  Minerals  Inc.,  a  corporation  continued  under  the  Canada Business Corporations Act (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value (the “Common Stock”) shown above (each such share, a “Warrant Share,” and all such shares, the “Warrant Shares”) at the exercise price per share shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to a Securities Purchase Agreement, dated of even date herewith (the “SPA”), by and among the Company, the Initial Holder and the other parties thereto.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are defined in the SPA and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the SPA.

2. List of Warrant Holders.   The Company shall record this Warrant upon the register to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant has been permissibly assigned hereunder).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, notwithstanding any notice to the contrary.

3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company, subject, however, to such transfer being made in compliance with applicable law. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the transferring Holder had in respect of this Warrant (or the portion thereof so transferred).

4. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 hereof at any time and from time to time on or after the Vesting Date (as defined below) and through and including the Expiration Time.  Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become  void and of no value, and this Warrant shall be terminated  and  shall  no  longer  be  outstanding.For  purposes  of  this  Warrant,  the “Vesting Date” shall be the date that the Company consummates a redemption of the Notes in accordance with Section 9(a)(ii) of the Notes.   Notwithstanding the foregoing or any other provision of this Warrant to the contrary, this Warrant may not be exercised by the Holder unless the Company shall have first obtained shareholder approval of the exercise of this Warrant and the issuance of the Warrant Shares if such approval is required by applicable law or applicable stock exchange rule.  Additionally, as provided in the Notes, this Warrant may be subject to surrender and delivery to the Company and replacement by the Company with a Warrant substantially the same as this Warrant, but exercisable for a reduced number of Warrant Shares, in the event of a conversion or redemption (in whole or in part) of the Note with which this Warrant was issued.

(b) The registered Holder may exercise this Warrant, in whole or in part, following the Vesting Date, by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, together with this Warrant, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant  (to  the  extent  such  provisions  are  acceptable  to  the  Australian  Securities

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Exchange (“ASX”)), payment by certified cheque, bank draft, money order or wire transfer of immediately available Canadian funds to an account designated by the Company, of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.   The date following the Vesting Date that such items are delivered  to  the  Company  (as  determined  in  accordance  with  the  notice  provisions hereof) is an “Exercise Date,” and to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrant Shares with respect to which this Warrant has been exercised shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby.  The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) If and to the extent such right of a “cashless exercise” is acceptable to the ASX as being in accordance with the ASX Listing Rules, the registered Holder may, in its sole discretion, at any time after the Vesting Date, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection
4(b) above, may elect instead to receive upon such exercise the “Net Number” of Warrant
Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C) B

For purposes of the foregoing formula:

A=        the  total  number  of  Warrant  Shares  with  respect  to  which  this
Warrant is then being exercised.

B=
the volume weighted average trading price of the shares of Common Stock calculated by dividing the total value of shares traded by the total volume of shares traded on all Trading Markets (as reported by the respective Trading Markets or obtained through Bloomberg) on the Trading Day (as hereinafter defined) immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof.

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5. Delivery of Warrant Shares.

(a)  Upon a Cashless Exercise of this Warrant (if available under subsection 4(c) above), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the registered Holder and in such name or names as the registered Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends not required by applicable law.  “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal Trading Market. The registered Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon the written request of the registered Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Canadian Depository for Securities Limited or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change  its  transfer  agent if  its  current  transfer  agent  cannot  deliver  Warrant  Shares electronically through The Canadian Depository for Securities Limited.  In the event this Warrant (i) is exercised in accordance with subsection 4(b) or (ii) is exercised by means of a Cashless Exercise in accordance with subsection 4(c) and the share certificate to be issued upon such exercise shall bear the restrictive legend set forth in subsection 13(b) below.  In addition, if as of the time of the exercise of this Warrant the Warrant Shares issuable upon such exercise constitute restricted or control securities, the Holder, by exercising this Warrant, agrees not to resell them except in compliance with all applicable securities laws, including the Australian Corporations Act 2001.

(b)        To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of (i) any action or inaction by the Holder to enforce the same, (ii) the recovery of any judgment against any Person or any action to enforce the same, (iii) any set-off, counterclaim, recoupment, limitation or termination, (iv) any breach or alleged breach by the Holder or any other Person of any obligation to the Company, (v) any violation or alleged violation of law by the Holder or any other Person and (vi) any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares, exclusive, however, of any waiver or consent of the Holder to the contrary.Nothing herein shall limit a Holder’s right to pursue  any  other  remedies  available  to  it  hereunder,  at  law or  in  equity,  including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(c)  If the Company fails to cause its transfer agent to transmit to the registered Holder a certificate  or  the  certificates  (either  physical  or  electronic)  representing  the  Warrant Shares pursuant to the terms hereof by applicable delivery date, then the Holder will have the right to rescind such exercise, provided such right is exercised prior to the delivery of such certificate or the certificates to the Holder.

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6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the registered Holder.  The Holder shall be responsible for all tax liabilities that may arise as a result of holding or transferring this Warrant or receiving, holding or transferring Warrant Shares upon exercise hereof.

7. Replacement of Warrant.  If this Warrant is mutilated, the Company shall issue or cause to be issued in exchange herefor and upon cancellation hereof a New Warrant. If this Warrant is lost, stolen or destroyed, the Company shall issue or cause to be issued in substitution for this Warrant and upon cancellation hereof a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.   Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall, at any time or from time to time after the date hereof and prior to the Expiration  Time,  effect  a  stock  split  or  consolidation  of  the  outstanding  shares  of Common Stock or pay a stock dividend in shares of Common Stock upon its outstanding shares of Common Stock, then the Exercise Price and the rights of the Holder in effect immediately prior to such stock split, consolidation or dividend shall be proportionately adjusted in accordance with applicable laws and the rules of any applicable stock exchange.  Any adjustments under this subsection 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of

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payment of the stock dividend, as applicable. Subject to compliance with applicable laws and the rules of any applicable stock exchange, upon each adjustment of the Exercise Price as provided in this subsection 9(a), the registered Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (subject to Section 10, calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b) Merger, Sale, Reclassification, etc. In case of any (i) combination, (ii) merger (including a merger in which the Company is the surviving entity), (iii) sale or other disposition of all or substantially all of the Company’s assets, (iv) distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), (v) reclassification, change or conversion of the outstanding securities of the Company, (vi) reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or (vii) any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the registered Holder of this Warrant, upon the exercise hereof at any time thereafter but prior to the Expiration Time shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to the consummation of such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

10. No Fractional Shares. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, no fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional Warrant Shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Trading Day immediately preceding the Exercise Date.

11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA, with any such notice, other communication or delivery to the Company to be so delivered to the Company at the address for the Company provided for in such Section 9.2 and any such notice, other communication or delivery to the Holder to be so delivered to the Holder at its last address as shown on the Warrant Register.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon at least thirty (30) days’ notice to the registered Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may  be  merged  or  any  corporation  resulting  from  any  consolidation  to  which  the Company or any new warrant agent shall be a party or any corporation to which the

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Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the registered Holder at its last address as shown on the Warrant Register.

13. Legending.

(a)  All certificates issued in exchange for or in substitution of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

UNLESS   PERMITTED   UNDER   SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011
IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES  REPRESENTED  BY  THIS  CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE“TSX”);HOWEVER, THESAIDSECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSXSINCETHEYARENOTFREELY TRANSFERABLE,ANDCONSEQUENTLYANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT“GOOD DELIVERY”IN SETTLEMENTOF TRANSACTIONS ON THE TSX.

(b)  All certificates representing any Warrant Shares issued upon the exercise of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

UNLESS   PERMITTED   UNDER   SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2011
IN CANADA.    OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE     SECURITIES   REPRESENTED   BY    THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE(THE “TSX”);HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES   OF   THE   TSX   SINCE   THEY   ARE   NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT“GOODDELIVERY” INSETTLEMENTOF TRANSACTIONS ON THE TSX.

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provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at such holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate that does not bear such legend.

14. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the registered Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the registered Holder or their successors and assigns.

(b) Each party agrees, to the fullest extent permitted by applicable law, that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto, to the fullest extent permitted by applicable law, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant) and hereby irrevocably waives, and agrees not to assert in any  suit,  action  or  proceeding,  any  claim  that  it  is  not  personally  subject  to  the jurisdiction of any such court or that such suit, action or proceeding is improper.  The Company  irrevocably  consents,  to  the  fullest  extent  permitted  by  applicable  law,  to service of process in the manner provided for notices in Section 11 hereof.Nothing contained herein or in any other Transaction Document will limit or otherwise affect the right of any party hereto to serve process in any other manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision that shall be a commercially reasonable substitute therefor and, upon so agreeing, shall incorporate such substitute provision in this Warrant.

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(e) Prior to exercise of this Warrant, the registered Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f) No provision hereof, in the absence of any affirmative action by the registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights  or  privileges  of  the  registered  Holder,  shall  give  rise  to  any  liability  of  the registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same. (h) For the purposes of this Section 14, the Holder of this Warrant and the successors and assigns thereof shall be deemed parties to this Warrant; and by accepting this Warrant, the Holder of this Warrant and the successors and assigns thereof agree to be bound by the provisions of this Section 14 as if the same were signatories and parties to this Warrant and agree to be bound by Section 5 and the other provisions hereof providing for any agreement by, or obligation of, such Holder.

(i) This Warrant constitutes the complete and exclusive statement and agreement of the Company  and  the  Holder  in  respect  of  the  subject  matter  contained  herein  and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements, whether oral or written, with respect such subject matter.No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given other than those expressly set forth in this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC. By: _________________________ Name: John Seton Title: Chief Financial Officer

[SIGNATURE PAGE TO WARRANT]

EXERCISE NOTICE

TO: OLYMPUS PACIFIC MINERALS INC.

Ladies and Gentlemen:

(1) The undersigned represents that he, she or it is the registered owner of a certain Common Stock Purchase Warrant having any Original Issue Date of April 29, 2011 and that is exercisable for thirty million (30,000,000) shares of the Company’s common stock with no par value (such Common Stock Purchase Warrant, the “Warrant”).

(2) The undersigned hereby irrevocably elects to exercise the Warrant with respect to ____________ (______ ) shares of Common Stock. Capitalized terms that are used herein and are defined in the Warrant are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Warrant.

(3) The undersigned intends that payment of the Exercise Price shall be made as (check one):

  Cash Exercise under subsection 4(b) of the Warrant
  Cashless Exercise under subsection 4(c) of the Warrant

(4) If the undersigned has elected a Cash Exercise, he, she or it shall pay the sum of CAD$ _________to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the undersigned the number of Warrant Shares determined in accordance with the terms of the Warrant.

Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:

NAME: (please print)
ADDRESS:

DATED this _______day of  ____________   ,  ___________ .

____________________ (Signature)

ASSIGNMENT FORM

TO:           OLYMPUS PACIFIC MINERALS INC.

FOR  VALUE  RECEIVED,  the  undersigned  hereby  sells,  assigns  and  transfers  unto _________________   (name),   _________________ (address),     ____________________   Warrants   of   Olympus  Pacific  Minerals Inc.   (the “Company”) registered in the name of the undersigned on the records of the Company representedbythewithincertificateandirrevocablyappoints __________________________  the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ____________ day of,  ___________    , 20 ___.

____________________ (Witness)	________________________________ (Signature of Registered Warrant Holder)
__________________________________ (Print name of Registered Warrant Holder) Signature of transferor guaranteed by: _________________________________ *Authorized Signature Number

Instructions:

1.     Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.

2.     If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note:
The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever.  The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.